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                     Dated 30 April 1998









                         HOECHST AG





                   ALPHARMA (U.K.) LIMITED







                        ALPHARMA INC.





                          AGREEMENT
              for the sale and purchase of the
                 issued share capital of Cox
                     Investments Limited






                          CONTENTS


Clause                                               Page

1.   1.   Definitions And Interpretation                4
2.   Sale of the Shares and Consideration    10
3.   Completion     11
4.   Net Asset Statement and Net Asset Adjustment 16
5.   Restrictions on Vendor   19
6.   Warranties     21
7.   Limitations On Claims    21
8.   Provisions relating to the use of the Cox Name    30
9.   Alpharma Guarantee, Vendor Indemnity and Confirmation
31
10.  Product Liability   32
11.  Entire agreement    33
12.  Variation 34
13.  Assignment     34
14.  Announcements  34
15.  Costs     35
16.  Invalidity     35
17.  Counterparts and Further Assurance 35
18.  Notices   35
19.  Governing Law And Jurisdiction     36
     SCHEDULE 1                                        38
     The Company And The Subsidiary 38
         SCHEDULE 2                         42
     Part A Warranties                      42
     Part B Tax Warranties                  53
     SCHEDULE 3
     Properties                             57
     SCHEDULE 4                             59
   Specific Accounting Policies and Procedures to be used in
   preparing the Net Asset Statement                      59
   SCHEDULE 5                               60
   Tax Covenant                             60
   ANNEXURES                                79
   ANNEX A                                  79
   Transfer Agreement for NorCox Pharma AB  79
   ANNEX B                                  86
   Transfer Agreement for NorCox Pharma AS  86
   ANNEX C                                   93
   Transfer Agreement for Cox Pharma Belgium N.V. 93
   ANNEX D                                     13
   Transfer Agreement for NedCox Pharma B.V. 13

THIS SALE AND PURCHASE AGREEMENT is made on 30 April 1998

Between:

HOECHST AKTIENGESELLSCHAFT a company incorporated in and under the laws of Germany with legal domicile at D-65926 Frankfurt am Main, Germany and registered at the Commercial Register of the local court Frankfurt am Main Abteilung B, under registered number 14500 (the Vendor);

ALPHARMA (U.K.) LIMITED (registered no. 3557686) a company incorporated in and under the laws of England and Wales whose registered office is at Whiddon Valley, Barnstaple, Devon EX32 8NS, England (the Purchaser); and

ALPHARMA INC. a company incorporated in and under the laws of Delaware whose principal place of business is at One
Executive Drive, Fort Lee, New Jersey 07024, USA (Alpharma).

Whereas:

(A) Cox Investments Limited (the Company) is a private company limited by shares incorporated in England and Wales on 6 June 1997 with registered number 3382754. Further details of the Company are set out in Part I of Schedule 1.

(B) The Vendor has agreed to sell to the Purchaser for the consideration set out in clause 2.2 of this Agreement, all of the issued shares in the capital of the Company upon the terms and subject to the conditions set out in this Agreement, together with all the issued share capital in each of NorCox Pharma AB, NorCox Pharma AS, Cox Pharma Belgium N.V. and NedCox Pharma B.V. (the Overseas Companies) upon the terms and subject to the conditions set out in the Transfer Agreements attached as Annexes A to D.

It Is Agreed as follows:

Definitions And Interpretation

1.1 In this Agreement, except so far as the context otherwise requires, the following terms shall have the following meanings:

the  Accounts means in relation to either member of the  Cox
Group:

(a) the audited balance sheet of the relevant company as at the Accounts Date; and

(b) the audited profit and loss account of the relevant company in respect of the period ending on the Accounts
     Date,

together with any notes, reports, statements or documents permitted or required by the Companies Act 1985 to be made thereon or annexed or attached thereto;

the Accounts Date means 31 December 1997;

Business Day means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

Cash  means  the aggregate of all amounts under the  heading
"Cash at bank and in hand", as shown in the Accounts of the Subsidiary;

the Company has the meaning given in Recital (A);

Completion means completion of the sale and purchase of the Shares in accordance with clause 3;

the  Completion  Date   means the date on  which  Completion
occurs pursuant to clause 3;

Controlling Interest means (i) the ownership or control (directly or indirectly) of more than fifty per cent (50%) of the voting share capital of the relevant undertaking; or
(ii) the ability to direct the casting of more than fifty per cent (50%) of the votes exercisable at general meetings of the relevant undertaking on all, or substantially all, matters; or (iii) the right to appoint or remove directors of the relevant undertaking holding a majority of the voting rights at meetings of the board on all, or substantially all, matters;

Coopers & Lybrand means Coopers & Lybrand of Midland  House,
Notte Street, Plymouth PL1 2EJ;

the Cox Group means the Company and the Subsidiary;

Cox   Group  Company  means  either  the  Company   or   the
Subsidiary;

Debt  means  all  amounts  under  the  heading  "Loans   and
Overdrafts", as shown in the Accounts of the Subsidiary, including, for the avoidance of doubt, any Intra-Group
Indebtedness;

the   Disclosure  Letter  means  the  letter  of  even  date
herewith, in the form of the agreed draft, together with the documents listed in the index attached thereto;

Generics or Generic Products mean formulated pharmaceutical products made available for sale by the patent owner prior to expiry of the patent thereon or by any other party after expiry of the patent, having first obtained a marketing authorisation in respect thereof;

holding company shall be construed in accordance with sections 736 and 736A of the Companies Act 1985;

Intellectual Property Warranty means the warranty set out in paragraph 16 of Part A of Schedule 2;

Intra-Group Guarantees means all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever:

(a) given to any third party by any Cox Group Company in respect of a liability of any member of the Vendor's
     Group; and/or (as the context may require)

(b)  given  to any third party by any member of the Vendor's
     Group  in  respect  of a liability  of  any  Cox  Group
     Company;

Intra-Group Indebtedness means all debts outstanding between members of the Cox Group and members of the Vendor's Group
(other than Intra-Group Trading Indebtedness);

Intra-Group Trading Indebtedness means all debts outstanding between members of the Cox Group and members of the Vendor's
Group in respect of intra-group trading activities in the ordinary and usual course of business;

Midland Bank Facility means the overdraft facility provided to, inter alia, the Subsidiary by Midland Bank plc;

Midland Bank Guarantee means the guarantee dated 28 November
1996  in  respect  of  indebtedness  of,  inter  alia,   the
Subsidiary with Midland Bank plc;

Net Assets means the aggregate of all amounts under the headings "Fixed Assets" and "Current assets" less the aggregate of all amounts under the headings "Provision for Liabilities & Charges" and "Creditors", as shown in the Accounts of the Subsidiary or in the Net Asset Statement, as applicable;

Net Asset Statement means the statement of Net Assets as at the close of business on Completion, to be prepared in accordance with clause 4 and Schedule 4;

Non-Trading  Companies means Thomas Marns  Limited,  Co-Tabs
(Overseas)  Limited, Dr Mackenzies Laboratories Limited  and
Cox Continental Limited;

the Overseas Shares means the shares to be transferred from the Vendor to the Purchaser pursuant to the Transfer
Agreements;

Overseas Warranties means the warranties on the part of the Vendor set out in the schedule to the Transfer Agreements;

Ownership  Warranties  means  the  warranties  set  out   in
paragraphs 2, 3, 4, 9(c) and 12(c) of Part A of Schedule 2;

the Properties means any or all (or any part or parts) of the freehold and leasehold properties particulars of which are set out in Schedule 3;

Purchaser's  Accountants means Deloitte  &  Touche  or  such
other   internationally   recognised   firm   of   chartered
accountants as the Purchaser may notify to the Vendor in writing;

Purchaser's Group means the Purchaser, any subsidiary of the Purchaser, any holding company of the Purchaser and any subsidiary of such holding company from time to time;

Relevant Claim means any claim in respect of any breach of a Warranty or any claim under any indemnity given or obligation assumed by the Vendor under this Agreement (other than claims with respect to the Vendor's obligations under Clauses 2.4 and 4), the Tax Covenant or any of the Transfer Agreements or any claim by the Purchaser (or any member of the Purchaser's Group) pursuant to this Agreement, the Tax Covenant or any of the Transfer Agreements;

the Schedules means Schedules 1 to 5 to this Agreement and Schedule shall be construed accordingly;

the Shares means all of the issued shares in the capital of the Company;

the Subsidiary means Arthur H. Cox & Co., Limited, further details of which are set out in Part II of Schedule 1;

subsidiary and subsidiaries shall be construed in accordance with sections 736 and 736A of the Companies Act 1985;

Swindon  Site  means the factory operated by Hoechst  Marion
Roussel located at Kingfisher Drive, Swindon, Wiltshire;

subsidiary undertaking shall be construed in accordance with section 258 of the Companies Act 1985;

the Tax Covenant means the covenant set out in Schedule 5;

the  Taxes  Act means the Income and Corporation  Taxes  Act
1988;

the Tax Provision Warranty means the warranty set out in paragraph 2.1 of Part B of Schedule 2;

the Tax Warranties means the warranties on the part of the Vendor set out in Part B of Schedule 2;

Trade Mark Assignment means the trade mark assignment in the agreed form to be entered into between the Vendor and the Purchaser (or such other member of the Purchaser's Group as the Purchaser shall nominate) which assigns all rights of the Vendor in the Cox name anywhere in the world;

the Transfer Agreements means each of the four transfer agreements to be entered into between the Vendor and Purchaser substantially in the form attached as Annexes A to D to this Agreement relating to the transfer from the Vendor to the Purchaser of the Overseas Companies;

Transfer Pricing Warranty means the warranty set out in paragraph 8 of part B of Schedule 2;

undertaking   shall   be  construed   in   accordance   with
section 259 of the Companies Act 1985;

Vendor's Group means the Vendor, any subsidiary of the Vendor, any holding company of the Vendor and any subsidiary of such holding company from time to time;

Vendor's Solicitors means Freshfields, Whitefriars, 65 Fleet
Street, London EC4Y 1HS;

the Warranties means the warranties on the part of the Vendor set out in Schedule 2 together with the Overseas
Warranties, and Warranty shall be construed accordingly.

1.2 In this Agreement, unless the context otherwise requires:

(a)  words denoting any gender shall include all genders;

(b) words denoting the singular shall include the plural and vice versa;

(c) references to persons or undertakings shall include individuals, bodies corporate (wherever incorporated), unincorporated associations, partnerships and other unincorporated bodies (in each case, wherever resident and for whatever purpose);

(d) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(e) references to Recitals, clauses and Schedules and sub-divisions thereof are to the Recitals and clauses of and Schedules to this Agreement and sub-divisions thereof respectively;

(f)  any  reference to an enactment is a reference to it  as from  time  to time amended, consolidated or re-enacted
     (with   or  without  modification)  and  includes   all
     instruments or orders made thereunder;

(g) any reference to a document "in the form of the agreed draft" is to the form of the relevant document agreed between the parties and for the purpose of identification initialled by each of them or on their behalf;

(h) any statement qualified by the expression "so far as the Vendor is aware" or any similar expression shall be deemed to include an additional statement that the statement has been made after reasonable enquiry of the directors of the Subsidiary.

1.3 The Recitals and Schedules hereto form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement. Accordingly, any reference to "this Agreement" shall include the Recitals and Schedules hereto.

1.4 The Disclosure Letter has such contractual effect as is expressly provided herein (or therein) but does not form part of this Agreement.

Sale of the Shares and Consideration

2.1 The Vendor hereby agrees to sell and transfer (or procure to be transferred) with full title guarantee and the Purchaser hereby agrees to purchase the Shares as at and with effect from Completion, free from all charges, liens, encumbrances, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever, together with all rights which now are, or at any time hereafter may become, attached to them (including, without limitation, the right to receive all dividends and other distributions declared, made or paid on or after Completion).

2.2 The consideration for the sale of the Shares and for the transfer of the Overseas Shares (the Purchase Price) shall be the aggregate of:

(a)  the  Preliminary Purchase Price (as defined  in  clause
     2.3); and

(b)  an amount equal to the Net Assets, as stated in the Net
     Asset Statement, less BP13,662,000.

2.3    The   preliminary  purchase  price  (the  Preliminary
Purchase Price) to be paid by the Purchaser to the Vendor in cash at Completion shall be BP114,848,000.

2.4   If,  following  the determination  of  the  Net  Asset
Statement pursuant to clause 4:

(a)  the  Purchase  Price  is higher  than  the  Preliminary
     Purchase Price, the Purchaser shall pay to the Vendor an amount equal to the amount by which the Purchase
     Price exceeds the Preliminary Purchase Price; or

(b) the Preliminary Purchase Price is higher than the Purchase Price, the Vendor shall pay to the Purchaser an amount equal to the amount by which the Preliminary
     Purchase Price exceeds the Purchase Price.

2.5   Any such amount to be paid by either the Purchaser  or
the Vendor pursuant to clause 2.4 shall be paid within seven
Business  Days  of  the  determination  of  the  Net   Asset
Statement pursuant to clause 4.

2.6 If any payment is made by the Vendor to the Purchaser pursuant to a claim made by the Purchaser for any breach of this Agreement (including, without limitation, any Relevant Claim), the payment shall so far as possible be made by way of reduction of the consideration paid for the Shares and that consideration shall accordingly be deemed to have been reduced by the amount of such payment.

Completion

3.1 The sale and purchase of the Shares shall be completed at the offices of the Vendor's Solicitors or at such other venue as may be agreed in writing between the Vendor and the Purchaser, at 10.00am on Thursday 7 May 1998 or at such other time and/or date as may be agreed in writing between the Vendor and the Purchaser when the events set out in the following provisions of this clause 3 shall take place.

3.2 The Vendor shall deliver or cause to be delivered to the Purchaser:

(a) duly executed transfers into the name of the Purchaser or its nominee in respect of the Shares, together with the relative share certificates;

(b) share certificates in respect of all of the issued shares in the capital of the Subsidiary;

(c) the Certificates of Incorporation, the Common Seals, all minute books, Share Registers and Share Certificate
     Books (with any unissued share certificates) and other statutory books of each Cox Group Company;

(d) directions, in the form of the agreed draft, varying and/or replacing the mandates given to the bankers of each Cox Group Company;

(e) evidence reasonably satisfactory to the Purchaser that the Vendor is authorised to execute and perform its obligations under this Agreement and each of the other documents to be executed by the Vendor pursuant hereto;

(f) duly executed counterparts of the Transfer Agreements and the Trade Mark Assignment; and

(g) evidence reasonably satisfactory to the Purchaser that the Vendor has complied with its obligation pursuant to Clause 3.10.

3.3  The Purchaser shall:

(a) in satisfaction of its obligations under clause 2.3, cause the Preliminary Purchase Price to be paid by electronic funds transfer to the Vendor's bank account at Deutsche Bank AG, London Branch, Account No: 203363;

(b) deliver to the Vendor evidence reasonably satisfactory to the Vendor that the Purchaser and Alpharma are each authorised to execute and perform their respective obligations under this Agreement and each of the other documents to be executed by the Purchaser and/or Alpharma, as applicable, pursuant hereto; and

(c) deliver to the Vendor duly executed counterparts of the Transfer Agreements and the Trade Mark Assignment.

3.4 The Vendor shall procure that a meeting of the directors of the Company is held at which the following business is transacted:

(a)  the   directors  of  the  Company  shall  approve   for
     registration  (subject  to  being  duly  stamped)   the
     transfers referred to in clause 3.2(a);

(b) Peter Loscher and Heinz Zulauf shall resign as directors of the Company and shall sign as a deed a letter in the form of the agreed draft and Ingrid B Wiik and Carl - Ake Carlsson shall be appointed as directors of the Company, in each case, with effect from Completion;

(c) Heinz Zulauf shall resign as secretary of the Company and shall sign as a deed a letter in the form of the agreed draft and Charles Crosthwaite shall be appointed as secretary of the Company.

3.5 The Vendor shall procure that a meeting of the directors of the Subsidiary is held at which Dr Peter Robert Read shall resign as a director of the Subsidiary and shall sign as a deed a letter in the form of the agreed draft and Ingrid B Wiik and Carl-Ake Carlsson shall be appointed as a director of the Subsidiary, in each case, with effect from Completion.

3.6  The Tax Covenant shall come into full force and effect.

3.7  [Deliberately omitted].

3.8 Following Completion, the Vendor undertakes to the Purchaser to use all reasonable endeavours to obtain the release of each Cox Group Company from any Intra-Group Guarantees (including, without limitation, the Midland Bank Guarantee, subject always to the members of the Purchaser's Group and the Cox Group Companies having complied with all their obligations thereunder and carried out all actions which they are required to carry out (including repayment of all amounts outstanding under the Midland Bank Facility) to enable the Vendor to obtain the release thereof) to which it is a party and, pending such release, to indemnify the relevant Cox Group Company against all amounts paid by it to any third party pursuant to any such Intra-Group Guarantee in respect of any liability of any member of the Vendor's Group whether arising before or after Completion.

3.9 Following Completion, the Purchaser undertakes to the Vendor to use all reasonable endeavours to obtain the release of each member of the Vendor's Group from any Intra-Group Guarantees to which it is a party and, pending such release, to indemnify the relevant member of the Vendor's Group against all amounts paid by it to any third party pursuant to any Intra-Group Guarantees in respect of any liability of any Cox Group Company whether arising before or after Completion.

3.10 The Vendor hereby undertakes to waive, prior to Completion, the dividend of BP3,000,000 declared by the
Company  to  it  in respect of the financial year  ended  31
December   1997  and  to  procure  the  waiver,   prior   to
Completion, of the dividend of BP3,000,000 declared by the Subsidiary in favour of the Company in respect of such financial year.

3.11.1    Pending Completion, the Vendor shall ensure that:

(a) other than as required to fulfil the Vendor's obligations pursuant to Clause 3.10 each Cox Group Company shall carry on its business in the ordinary and usual course and shall not make (or agree to make) any payment other than routine payments in the ordinary and usual course of trading;

(b) no dividend or other distribution (within the meaning of section 209 of the Taxes Act) shall be declared, paid or made by any Cox Group Company;

(c) no share or loan capital shall be allotted or issued or agreed to be allotted or issued by any Cox Group
     Company;

(d) no variation is made to any existing contract between either Cox Group Company and any member of the Vendor's
     Group and no such contract is entered into; and

(e) no Cox Group Company resolves to change its name or to alter its Memorandum or Articles of Association.

3.11.2 Pending Completion, the Vendor shall use reasonable endeavours to ensure that the Purchaser is given reasonable supervised access to David Green and Peter Grinstead and is provided with any information which the Purchaser reasonably requests.

3.12 The Purchaser shall procure that, as soon as possible following Completion, offers of employment are made to Mr. Jef Hus, Mlle Kalija Badli and Mlle Laurance Lemaitre on terms no less favourable than those currently enjoyed by such persons, including with regard to length of service.

3.13 In the event that Bjorn Lindahl is made redundant following Completion the parties hereby agree that the costs of any such redundancy (if any) shall be borne equally by the parties and the Purchaser hereby undertakes to pay the amount due from it to the Purchaser pursuant to this Clause
3.13 within seven (7) days of the Vendor delivering to the Purchaser a written request therefor.

3.14   The   Vendor   undertakes  to  the  Purchaser   after
Completion:

(i) in the event that any member of the Vendor's Group or their past or present advisers discovers any material (including copy material) relating to the statutory books and records or corporate good standing of the Non-Trading Companies, to procure that such member delivers such material to the Purchaser or as it may direct in a timely manner; and

(ii) to use its reasonable endeavours to procure that, at the reasonable request of, and at the cost of, the Purchaser, any relevant member of the Vendor's Group or employee thereof shall take such action, execute such documents and provide such information as they are capable of taking, executing or providing in order to assist the Purchaser or the Subsidiary in reconstituting the statutory books and records of the Non-Trading Companies, securing the corporate good standing of the Non-Trading Companies or in arranging for the Non-Trading Companies to be struck off by the Registrar of Companies.

3.15 Prior to Completion, the Vendor undertakes to procure that the relevant member of the Vendor's Group will confirm in writing that it will not exercise any right of termination under the contracts set out in Clause 3.16 which it may have as a result of the acquisition of the Shares by the Purchaser.

3.16 The contracts referred to in Clause 3 are as follows:

          (i) the contract relating to the distribution of Aspav between the Subsidiary and the relevant member of the Vendor's Group;

          (ii) the contract relating to the distribution of Cyclogest between the Subsidiary and the relevant member of the Vendor's Group; and

          (iii)     the contract relating to packing, at the
          Swindon  Site,  between  the  Subsidiary  and  the
          relevant   member  of  the  Vendor's  Group   (the
          Packaging Contract).

3.17 The Vendor hereby confirms that the initial term of the Packaging Contract will not, otherwise than in circumstances where such Contract is duly terminated in accordance with its terms, expire prior to 31 December 1999.

Net Asset Statement and Net Asset Adjustment

4.1 The Vendor and the Purchaser shall use all reasonable endeavours to procure that, promptly after Completion, the Net Asset Statement is prepared in accordance with the provisions of this clause 4. Such Net Asset Statement will be prepared on the basis set out in Schedule 4.

4.2 Following Completion, the Vendor shall instruct Coopers & Lybrand to prepare a draft Net Asset Statement and the Purchaser shall make all necessary arrangements with Coopers & Lybrand with a view to Coopers & Lybrand being in a position to deliver such draft Net Asset Statement to the Purchaser (with a copy to the Purchaser's Accountants) within 30 days of Completion.

4.3 The Purchaser shall notify the Vendor within 20 days of receipt of such draft Net Asset Statement whether or not it accepts it for the purposes of this Agreement.

4.4 If the Purchaser notifies the Vendor that it does not accept such draft Net Asset Statement:

(a) it shall set out its reasons for such non-acceptance and specify the adjustments which, in its opinion, should be made to the draft Net Asset Statement in
     order   to  comply  with  the  requirements   of   this
     Agreement; and

(b)  the  parties  shall use all reasonable  endeavours  (in conjunction with the Purchaser's Accountants and Coopers & Lybrand) to meet and discuss the objections of the Purchaser and to reach agreement upon the adjustments (if any) required to be made to the draft Net Asset Statement.

4.5 If the Purchaser is satisfied with the draft Net Asset Statement (either as originally submitted or after adjustments agreed between the Purchaser and the Vendor) or if the Purchaser fails to notify the Vendor of its non-acceptance of the draft Net Asset Statement within the 20 day period referred to in clause 4.3, then the draft Net Asset Statement (incorporating any agreed adjustments) shall constitute the Net Asset Statement for the purposes of this Agreement.

4.6 If the Purchaser and the Vendor do not reach agreement within 30 days of the Purchaser's notice of non-acceptance under clause 4.4, then the matters in dispute shall be referred, on the application of either party, for determination by an independent firm of internationally recognised chartered accountants to be agreed upon by the Purchaser and the Vendor or, failing such agreement, to be selected by the President for the time being of the Institute of Chartered Accountants in England and Wales. The following terms of reference shall apply:

(a) the Purchaser's Accountant and Coopers & Lybrand shall each promptly prepare a written statement of the matters in dispute which (together with the relevant documents) shall be submitted to such independent firm for determination;

(b) in giving such determination, the firm shall state what adjustments (if any) are necessary to the draft Net Asset Statement in respect of the matters in dispute in order to comply with the requirements of this Agreement;

(c) such firm shall act as an expert (and not as an arbitrator) in making any such determination which shall be final and binding on the parties;

(d) the expenses of any such determination by an independent firm of accountants shall be borne between the Vendor and the Purchaser in such proportions as the firm shall in its discretion determine and, in the absence of determination, equally by the Vendor and Purchaser.

4.7 If the Vendor and the Purchaser reach (or pursuant to clause 4.5 are deemed to reach) agreement on the Net Asset Statement or the Net Asset Statement is finally determined at any stage in the procedure set out in this clause 4:

(a) the Net Asset Statement as so agreed or determined shall be the Net Asset Statement for the purposes of this Agreement and shall be final and binding on the parties; and

(b) the amount of the Net Assets shall be derived from the Net Asset Statement.

4.8 The Purchaser shall use all reasonable endeavours to ensure that the Subsidiary provides Coopers & Lybrand with such access to the employees, accounts, working papers and other financial information of the Subsidiary as is reasonably necessary for the purposes of this Agreement. Each party shall similarly use all reasonable endeavours to ensure that the Purchaser's Accountants and Coopers & Lybrand each have such access to all relevant working and other papers of the other as is reasonably necessary for the purposes of this Agreement.

Restrictions on Vendor

5.1 The Vendor shall not and shall procure that each other member of the Vendor's Group shall not (whether alone or jointly with another and whether directly or indirectly) carry on or be engaged or interested in any Competing Business during a period of 18 months after the Completion Date. For this purpose, Competing Business means the manufacture and/or sale of Generic Products within the United Kingdom.

5.2 The restriction contained in clause 5.1 shall not affect or prohibit:

(a) the acquisition or holding by any member of the Vendor's Group of shares amounting to less than three per cent (3%) of the capital of a company quoted on any stock exchange engaged in a Competing Business; or

(b) the acquisition or holding by any member of the Vendor's Group of a Controlling Interest in a company or undertaking engaged in a Competing Business provided that the annual turnover of the activities constituting the Competing Business amounts to less than twenty-five per cent (25%) of the turnover of such company or undertaking as a whole.

5.3 The provisions of this clause 5 shall not prevent members of the Vendor's Group:

(a)  manufacturing  and/or  selling  Generic   Products   in
     respect of which a member of the Vendor's Group owns the relevant patent;

(b) manufacturing and/or selling Generic Products which are manufactured and/or sold by them at the Completion
     Date;

(c)  manufacturing  Generics  on  behalf  of   third   party
     companies at the Swindon Site;

(d)  manufacturing  at  the  Swindon  Site  and/or   selling
     Generics    of    hospital   pharmaceutical    products
     manufactured at the Swindon Site on behalf of third party companies.

5.4 The Vendor shall not (and shall procure that each other member of the Vendor's Group shall not) within a period of 12 months after the Completion Date, directly or indirectly, solicit or endeavour to entice away from either Cox Group
Company any person who was employed by either Cox Group Company in skilled or managerial work at any time during the 12 months prior to the Completion Date.

5.5 Except so far as may be required by law, in the circumstances and only after prior consultation with the Purchaser, the Vendor shall not (and shall procure that each other member of the Vendor's Group shall not) for a period of five years after Completion disclose to any person any trade secret or other confidential information of a technical character which it holds in relation to either Cox Group Company, provided that this obligation shall not apply to any information which:

(a)  is publicly available;

(b) does not relate to the manufacture of any specific product and was in the possession of a member of the Vendor's Group prior to or at the date hereof; or

(c) becomes available to a member of the Vendor's Group from a third party otherwise than in breach of any obligation of confidentiality owed as at the date hereof by such third party to either Cox Group Company.

5.6 The Vendor acknowledges and agrees that each of clauses 5.1, 5.2, 5.3, 5.4 and 5.5 constitutes an entirely separate and independent restriction and that the duration, extent and application of each restriction are no greater than is reasonable and necessary for the protection of the interests of the Purchaser.

Warranties

6.1 The Vendor warrants to the Purchaser in the terms of the Warranties (other than the Overseas Warranties) with effect as at, and speaking to events, facts, matters and circumstances in existence as at, 30 April 1998 subject to:

(a) any matter disclosed in the Disclosure Letter (or treated by the Disclosure Letter as being disclosed), the draft Coopers & Lybrand Long Form Report dated 23 February 1998, the Actuarial Valuation of the Pension Schemes (defined at paragraph 15 of Part A of Schedule
     2) as at 1 October 1996 dated 13 June 1997 and the Environmental Report of W S Atkins Consultants Limited dated 19 February 1998); and

(b)  the limitations and qualifications set out in Clause 7.

6.2 Save to the extent that a particular Warranty expressly states otherwise, the Vendor makes no representation or warranty to the Purchaser as to the completeness, truth or accuracy of the matters disclosed in the Disclosure Letter.

6.3  Only Warranty 9 shall apply to the Properties.

Limitations On Claims

7.1 The provisions of this clause 7 shall operate to limit or reduce the liability of the Vendor in respect of any Relevant Claim.

7.2.1 The Vendor shall not be liable for any Relevant Claim (other than a claim pursuant to Clause 10) unless it shall have received from the Purchaser written notice containing details of the Relevant Claim, including the Purchaser's reasonable estimate of the amount thereof:

(i) in the case of a Relevant Claim, not being a claim pursuant to the Tax Covenant or a claim for breach of the Transfer Pricing Warranty or for breach of the Tax Provision Warranty by virtue of an adjustment pursuant to section 770(3) of the Taxes Act, on or before the first anniversary of the Completion Date;

(ii) in the case of a Relevant Claim pursuant to the Tax Covenant or a claim for breach of the Transfer Pricing Warranty or for breach of the Tax Provision Warranty by virtue of an adjustment pursuant to section 770(3) of the Taxes Act, on or before the date which is three calendar months after the end of the sixth financial year ending after Completion.

7.2.2 The Vendor shall not be liable for a claim pursuant to Clause 10 unless it shall have received from the Purchaser written notice containing details of the claim, including the Purchaser's written estimate thereof on or before 30 April 2008.

7.3 Any Relevant Claim (other than a claim pursuant to Clause 10) shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by both being issued and served within 9 months of notification to the Vendor pursuant to clause 7.2.

7.4 If the Purchaser becomes aware of any Relevant Claim, potential Relevant Claim, matter or event which might lead to a Relevant Claim being made, the Purchaser shall promptly give notice thereof to the Vendor and, as regards any such Relevant Claim, potential Relevant Claim, matter or event, the Purchaser shall not make any admission of liability, agreement or compromise with any person, body or authority in relation thereto without prior consultation with and the prior written agreement of the Vendor and shall take (or, as appropriate, procure that the Company or the Subsidiary shall take) such action as the Vendor may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Relevant Claim, potential Relevant Claim, matter or event or any adjudication in respect thereof, but subject to the Purchaser being fully indemnified and secured to its reasonable satisfaction by the Vendor against all reasonable out-of-pocket costs and expenses incurred by the Purchaser or any Cox Group Company consequently arising. The action which the Vendor may reasonably request under this clause 7.4 shall include (without limitation):

(i) the Purchaser allowing, or, as appropriate, procure that the Company or the Subsidiary allows, the Vendor to take on or take over (on the costs and expenses basis referred to in the preceding sentence) the conduct of all proceedings and/or negotiations of whatsoever nature arising in connection with the Relevant Claim, potential Relevant Claim, matter or event in question; or, (at the Vendor's discretion),

(ii) the Purchaser assigning or procuring the assignment to the Vendor (or as the Vendor may direct) of any rights of action which the Purchaser, either Cox Group Company or any other company in the Purchaser's Group may have against any third party in respect of the Relevant Claim, potential Relevant Claim, matter or event in question.

If the Vendor takes on or takes over the conduct of proceedings and/or negotiations:

(a) the Purchaser shall, on the basis that the Vendor shall fully indemnify the Purchaser and the relevant Cox
     Group Company against all reasonable out-of-pocket costs and expenses consequently arising, provide (or, as appropriate, procure that such Cox Group Company provides) such information and assistance as the Vendor may reasonably require in connection with the preparation for and conduct of such proceedings and/or negotiations;

(b) (subject to the Purchaser having complied with the relevant requirements set out in the above provisions of this clause 7.4) the Vendor shall keep the Purchaser informed of proposed meetings with any relevant third party, allow an observer appointed on behalf of the Purchaser or either Cox Group Company to attend such meetings and advise the Purchaser of the outcome of meetings and discussions to which any such observer was not a party or at which he was not present;

(c) where, in relation to a Relevant Claim to which this clause 7.4 applies, the Vendor is able to secure a potential settlement for the relevant Cox Group Company with a relevant third party at an amount which is less than Lier50,000 in respect of the loss in such Cox Group Company in respect of which the Relevant Claim is made it shall notify the Purchaser which shall then either
     (i) agree to that settlement (in which event the Vendor shall be released from all liability in respect of such Relevant Claim and any other Relevant Claim in respect of the same subject matter) or (ii) elect to take over negotiations with the relevant third party in which case the Purchaser shall release (and provide written confirmation of such release to) the Vendor from all liability in respect of such Relevant Claim (and any other Relevant Claim which can be made in respect of the same subject matter). If the Purchaser has not notified the Vendor of its decision within 3 business days of being notified of the proposed settlement it shall be deemed to have elected to agree the proposed settlement.

Except with the prior consent of the Purchaser (such consent not to be unreasonably withheld) the Vendor shall not where it has assumed control of negotiations or proceedings in respect of third party claims under the provisions of this clause 7.4, settle or compromise any such claim on a basis which results in a net increase in either Cox Group
Company's tax or other liabilities elsewhere unless the Vendor fully indemnifies such Cox Group Company in respect of such net increase and in pursuing any such claim the Vendor shall (so far as reasonably consistent with achieving a successful outcome in respect of the claim) have due regard to any continuing relationship the Cox Group Company in question may have with the relevant third party. Upon the Vendor agreeing any settlement with a third party in relation to any third party claim as referred to above, the Vendor shall (to the extent that it is liable under the provisions of this Agreement in respect of the payment of any part of the settlement amount) promptly put the Purchaser in funds in respect of that part at the same time as the Purchaser or, as the case may be, the relevant Cox Group Company is required to make due payment of the settlement amount to the third party bearing in mind any available credit period.

For the avoidance of doubt, nothing in this clause 7.4 shall in any way restrict or limit the general obligation at law of each of the Purchaser and either Cox Group Company to mitigate any loss or damage which it may suffer in consequence of any breach by the Vendor of the terms of this Agreement, provided that in respect of such obligation to mitigate the Purchaser shall not, in the case of a claim pursuant to Clause 10 only, be obliged to make any claim under any policy of insurance maintained by the Purchaser's Group in respect of Product Liability Claims (as defined in Clause 10).

7.5 The Vendor shall have no liability in respect of any Relevant Claim unless the liability of the Vendor in respect of such claim exceeds BP50,000 in which case the Vendor shall only be liable for the excess. For the avoidance of doubt, amounts for which the Vendor has no liability, or by which the Vendor's liability is reduced, as a consequence of the
operation  of  this  clause  7  shall  not  be  capable   of
constituting a Relevant Claim or increasing the amount thereof for the purpose of this clause 7.5.

7.6.1 No liability shall attach to the Vendor in respect of any Relevant Claim (other than a claim pursuant to Clause
10) unless the aggregate amount of the liability of the Vendor to the Purchaser in respect of all Relevant Claims (excluding for this purpose, any claim(s) pursuant to Clause
10) shall exceed BP1,250,000, in which event the Vendor shall be liable (subject always to the other provisions of this clause 7) for the entire amount and not just the excess over
BP1,250,000.   For  the avoidance of any doubt,  amounts  for
which the Vendor has no liability, or by which the Vendor's liability is reduced, as a consequence of the operation of this clause 7 shall not be capable of being aggregated as a Relevant Claim or part thereof with other Relevant Claims for the purposes of this clause 7.6.1.

7.6.2 No liability shall attach to the Vendor in respect of any claim pursuant to Clause 10 unless the aggregate amount of the liability of the Vendor to the Purchaser in respect of all claims pursuant to Clause 10 shall exceed BP1,250,000, in which event the Vendor shall be liable (subject always to the other applicable provisions of this clause 7) for the entire amount and not just the excess over
BP1,250,000.   For  the avoidance of any doubt,  amounts  for
which the Vendor has no liability, or by which the Vendor's liability is reduced, as a consequence of the operation of this clause 7 shall not be capable of being aggregated as a claim pursuant to Clause 10 or part thereof with other claims pursuant to Clause 10 for the purposes of this clause 7.6.2.

7.7 The total aggregate liability of the Vendor in respect of all Relevant Claims shall not exceed 50 per cent. of the Purchase Price, save that the total aggregate liability of the Vendor shall be increased to, but shall, in no event, exceed 100 per cent. of the Purchase Price:

(i) in respect of a claim for breach of any of the Ownership Warranties; and

(ii) where   it  is  determined  by  a  court  of  competent
     jurisdiction that the Vendor has been fraudulent in producing the Disclosure Letter.

7.8   The Vendor shall not be liable for any Relevant  Claim
(other than a claim pursuant to Clause 10) in respect of any matter to the extent that:

(a) allowance, provision or reserve has been made for such matter in the Accounts or to the extent that payment or discharge of the relevant matter has been taken into account therein;

(b) such Relevant Claim arises or, such Relevant Claim otherwise having arisen, is increased as a result of any change made after the Completion Date in any accounting or taxation policies or practice of either Cox Group Company, the Purchaser or any other member of the Purchaser's Group.

7.9 Where a Cox Group Company or the Purchaser is entitled (whether by reason of insurance (in the case of insurance only, other than in the case of a claim pursuant to Clause
10) or payment discount or otherwise) to recover from some other person any sum in respect of taxation or any other liability, loss or damage the subject of a Relevant Claim against the Vendor or for which a Relevant Claim could be made (and whether before or after the Vendor has made payment hereunder), the Purchaser shall promptly notify the Vendor and provide such information as it may require relating to such liability or dispute and the steps taken or to be taken by the Purchaser or the relevant Cox Group Company in connection with it and, if so required by the Vendor and at the Vendor's cost and expense and on the Vendor providing proper indemnities in respect of all costs and expenses to be incurred, the Purchaser shall, and shall procure that the relevant Cox Group Company shall, before seeking to recover any amount from the Vendor under this Agreement or the Tax Covenant, first take all steps (whether by way of a claim against its insurers or otherwise) including, but without limitation, proceedings as the Vendor may reasonably require to enforce such recovery and shall keep the Vendor informed of the progress of any action taken and thereafter any claim against the Vendor shall be limited (in addition to the limitations on the liability of the Vendor referred to in this Clause) to the amount by which the loss or damage suffered by the Purchaser as a result of such breach shall exceed the amount so recovered.

7.10 If the Vendor pays to the Purchaser an amount in discharge of a Relevant Claim and the Purchaser or either Cox Group Company subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a third party (including any taxation authority) a sum which is referable to the Relevant Claim, the Purchaser shall (or, as appropriate, shall procure that such Cox Group Company shall) forthwith repay to the Vendor:

(a) an amount equal to the sum recovered from the third party less any reasonable out-of-pocket costs and expenses incurred by the Purchaser or the Cox Group Company in recovering the same and any tax payable by the Purchaser or the Cox Group Company in respect of the sum recovered; or

(b) if the figure resulting under paragraph (a) above is greater than the amount paid by the Vendor to the Purchaser or the relevant Cox Group Company in respect of the such Relevant Claim, such lesser amount as shall have been so paid by the Vendor;

so as to leave the Purchaser (taking into account the amounts received from the third party and from the Vendor and those payable to the Vendor under this clause) in no better or worse position than it would have been in (subject always to the other provisions of this clause 7.10) had the Relevant Claim not arisen in the first place.

7.11 If any Relevant Claim shall arise by reason of some liability which at the time that the Relevant Claim is notified to the Vendor is contingent only, the Vendor shall not be under any obligation to make any payment to the Purchaser thereunder until such time as such contingent liability ceases to be so contingent.

7.12 The Vendor shall not be liable in respect of any Relevant Claim (other than a claim pursuant to Clause 10) to the extent that the amount of such Relevant Claim would be recoverable from insurers if the policies of insurance effected by or for the benefit of either Cox Group Company were maintained on no less favourable terms as those existing at the date hereof.

7.13 Upon any Relevant Claim being made, the Purchaser shall, and shall co-operate to procure that each Cox Group Company shall, make available to accountants and others appointed by the Vendor such relevant records and information as the Vendor reasonably requests in connection with such Relevant Claim (including the position under the provisions contained in clauses 7.8 and 7.10) and the Purchaser shall, and shall co-operate to procure that each Cox Group Company shall, use best endeavours to procure that the auditors (both past and then current) of the Cox Group make available to the Vendor and to accountants and others appointed by the Vendor their audit working papers in respect of their audit of either Cox Group Company's accounts for any relevant accounting period in connection with the Relevant Claim.

7.14 The Vendor shall not be liable for such Relevant Claim if and to the extent it would not have arisen but for any act, omission or transaction carried out after Completion by the Purchaser or a Cox Group Company or their respective directors, employees or agents or before Completion at the direction of the Purchaser.

7.15 The Vendor shall not be liable in respect of any Relevant Claim (other than a claim pursuant to Clause 10) to the extent that such Relevant Claim is attributable to, or such Relevant Claim otherwise having arisen, is increased as a result of any legislation not in force at the date hereof or to any change of law or administrative practice (including but not limited to extra-statutory concessions of the Inland Revenue) which takes effect retroactively or occurs as a result of any increase in the rates of taxation in force at the date hereof or occurs as a result of or is otherwise attributable to the Purchaser or a Cox Group Company disclaiming any part of the benefit of capital or other allowances against taxation claimed or proposed to be claimed on or before the date hereof.

7.16 The Warranties and the Tax Covenant shall be actionable only by the Purchaser and no other party shall be entitled to make any claim or take any action whatsoever against the Vendor under or arising out of or in connection with this Agreement or the Tax Covenant.

7.17 A breach of the Warranties which is capable of remedy shall not entitle the Purchaser to compensation unless the Vendor is given written notice of such breach and such breach is not remedied within 30 days after the date on which such notice is served on the Vendor.

7.18 The Purchaser hereby agrees for itself and on behalf of each Cox Group Company with the Vendor that in respect of any Relevant Claim where the Vendor may be liable to the Purchaser under the Warranties and which may also give rise to a liability under the Tax Covenant or in respect of which the Purchaser is entitled to receive any amount pursuant to Clause 2.4, Clause 4 or Clause 10, the Vendor shall not be obliged to meet any such liability more than once. Any recovery by the Purchaser in respect of any such Relevant Claim under the Warranties shall be deemed to be a recovery by all the relevant parties under the Tax Covenant and any recovery by any party under the Tax Covenant shall be deemed to be a recovery by the Purchaser under this Agreement for breach of the Warranties (as the case may be) and a recovery by the Purchaser or either Cox Group Company shall be deemed to be a recovery by each of them.

7.19 The sole remedy against the Vendor for any breach of any of the Warranties, any other breach of this Agreement by the Vendor or any event giving rise to liability on the Vendor under the Tax Covenant shall be an action for damages and the Purchaser shall not be entitled to rescind this Agreement.

7.20 The Vendor shall not be liable in respect of any Relevant Claim (other than a claim pursuant to Clause 10 or the Tax Covenant) where any member of the Purchaser's Group as at the date hereof was aware at the time of this Agreement being entered into of facts, matters or circumstances which are the subject of the Relevant Claim and any such member of the Purchaser's Group was aware at such time that those facts, matter or circumstances would, when this Agreement was entered into, have caused the relevant Warranty or Warranties to be untrue or inaccurate or misleading.

7.21  Clauses 7.4, 7.8, 7.10, 7.14 and 7.15 above shall  not apply to claims for breach of the Tax Warranties or under the Tax Covenant and, accordingly, paragraphs 3, 8 and 10 of the Tax Covenant shall apply to claims under the Tax
Warranties  as they do in relation to claims under  the  Tax
Covenant.

Provisions relating to the use of the Cox Name

8.1 Without prejudice to any right of the Purchaser to bring a claim for breach of the Intellectual Property Warranty, the Purchaser hereby irrevocably and unconditionally releases the Vendor (on its behalf and on trust for each member of the Vendor's Group) from, and waives, and shall procure that each Cox Group Company and each member of the Purchaser's Group shall irrevocably and unconditionally releases the Vendor (on its behalf and on trust for each member of the Vendor's Group) from and waives, all claims (if any) arising from any use whatsoever made by the members of the Vendor's Group of the Cox name and trade mark at any time prior to Completion.

8.2 The Vendor hereby undertakes to cease, and to procure that each member of the Vendor's Group shall cease, to use the Cox name and trade mark as soon as possible following
Completion and, in any event, prior to 1 March 1999.

Alpharma Guarantee, Vendor Indemnity and Confirmation

9.1 In consideration of the Vendor entering into and acting in accordance with this Agreement, Alpharma (as principal obligor and not merely as a surety) unconditionally and irrevocably guarantees as a continuing obligation the proper and punctual performance by the Purchaser of all its obligations under or pursuant to this Agreement (including any documents of transfer or otherwise entered into pursuant to the terms of this Agreement).

9.2 Alpharma's liability hereunder shall not be discharged or impaired by any amendment to or variation of this Agreement, any release of, or granting of time or other indulgence to, the Purchaser or any third party, any liquidation, administration, receivership or winding-up of the Purchaser or by any other act or omission or any other events or circumstances whatsoever (whether or not known to the Vendor, the Purchaser or Alpharma) which would or might (but for this clause) operate to impair or discharge Alpharma's liability under this guarantee.

9.3 As a separate, continuing and primary obligation, Alpharma undertakes to indemnify the Vendor on demand against all losses, claims or costs suffered or incurred by the Vendor while acting in good faith should any amounts which would otherwise be due under this Agreement not be recoverable for any reason whatsoever including (but not limited to) the Agreement being or becoming void, voidable or unenforceable.

9.4 Until such time as the option granted pursuant to Clause 9.7 has been exercised, the Vendor hereby covenants with the Purchaser to indemnify and keep the Purchaser indemnified on demand against all losses, claims or costs suffered or incurred by any member of the Purchaser's Group as a direct result of any liability of any nature whatsoever, in existence on or prior to the date hereof, of, within or affecting any of the Overseas Companies other than a liability arising:

(i)  in  the ordinary course of the business of the relevant
     Overseas Company, save where such liability arises as a result of any non-trading indebtedness; and/or

(ii) arising, or referable to, an event occurring after Completion.

9.5 To the extent that any Intra-Group Indebtedness is found to be owing from any of the Overseas Companies to any other member of the Vendor's Group, the Vendor undertakes to procure that the relevant member of the Vendor's Group shall waive the same.

9.6 To the extent that any Intra-Group Indebtedness is found to be owing from any member of the Vendor's Group to any of the Overseas Companies, the Purchaser undertakes to procure that the relevant Overseas Company shall waive the same.

9.7 The Purchaser hereby irrevocably grants to the Vendor the right to acquire, and the Vendor hereby irrevocably grants to the Purchaser the right to sell, the Overseas Companies for a consideration of BP1 for each Overseas Company, in each case exercisable with effect from 31 July
1998.   The  right  to  acquire or the  right  to  sell,  as
applicable, shall be exercised by notice in writing (the Notice) delivered by the party exercising the right to the other.

9.8 If the option granted pursuant to Clause 9.7 is exercised, the Vendor and the Purchaser will within one month of receipt of the Notice enter into a transfer agreement on substantially similar terms to those contained in the Transfer Documents and, in addition, containing an indemnity from the Purchaser to the Vendor with similar scope and extent to the indemnity in Clause 9.4 in respect of liabilities coming into existence after Completion.

Product Liability

10.1 The Vendor hereby covenants to indemnify and hold harmless the Cox Group and the Purchaser from and against any and all losses, liabilities or costs incurred by any of them as a direct result of any litigation or claim whether arising before or after Completion against either Cox Group Company or the Purchaser, arising from the manufacture, sale or supply by either Cox Group Company on or prior to Completion of products which:

          (i)   are defective or harmful (including, without
          limitation,   as   a  result  of  having   carried
          inaccurate or misleading warnings); or

          (ii)   do  not  comply  with  any  warranties   or
          representations made in writing by the  Cox  Group
          Company  in  question or implied by  law  (Product
          Liability Claims).

10.2 The Vendor shall co-operate with the Cox Group Company in (a) providing (and procuring that their insurance brokers provide) copies of, and information concerning, all insurance policies and loss runs relating to the operations of either Cox Group Company (other than in relation to Product Liability Claims) for time periods prior to Completion and (b) filing all claims (other than Product Liability Claims) which the Purchaser reasonably believes appropriate under policies of insurance maintained by any member of the Vendor's Group with respect to the operations of either Cox Group Company at or before Completion. The Vendor will forward copies of all correspondence with respect to such claims to the Purchaser and will forward materials to the insurer as requested by the Purchaser. The Vendor will not take any action to compromise or otherwise affect any such claims without the consent of the Purchaser. Any amounts received by the Vendor from an insurer in respect of any claims filed pursuant to this Clause 10.2 shall be forwarded forthwith to the Purchaser or the Cox Group Company, as applicable.

10.3 For the avoidance of doubt, none of the provisions of Clause 7 shall apply to any amount which would otherwise be recoverable by the Purchaser from an insurer pursuant to Clause 10.2.


Entire agreement

11. This Agreement, together with all other agreements to be executed in accordance with its terms, sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares and the sale and purchase of the Overseas Shares pursuant to the Transfer Agreements. This Agreement supersedes any confidentiality undertaking which shall cease to have any further force or effect. It is agreed that:

(a)  neither  party  has  entered  into  this  Agreement  in
     reliance   upon   any   representation,   warranty   or
     undertaking of the other party which is not expressly set out or referred to in this Agreement;

(b) a party may claim in contract for breach of Warranty under this Agreement but, subject to clause 11(c), shall have no claim or remedy under this Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by the other party;

(c)  this  clause  shall  not  exclude  any  liability   for
     fraudulent misrepresentation.


Variation

12. No variation of this Agreement (or any document entered into pursuant to this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

Assignment

13. No party may assign or transfer all or any of its rights or obligations hereunder without the prior written consent of the other party except that the Vendor may assign its rights under this Agreement and the Transfer Agreements to any other member of the Vendor's Group.

Announcements

14. Except so far as may be required by any applicable law or by any of the regulatory requirements of any jurisdiction, including the rules of the London Stock Exchange Limited, or of The City Code on Take-Overs and Mergers, no announcement or circular in connection with the subject matter of this Agreement shall be made or issued by or on behalf of either party without the prior written approval of the other (such approval not to be unreasonably withheld or delayed).

Costs

15. Each of the parties hereto shall pay its own costs incurred in connection with the negotiation, preparation and implementation of this Agreement and the Purchaser shall pay all stamp duty and stamp duty reserve tax (if any) on the transfer of the Shares together with all stamp duty and stamp duty reserve tax (if any) on the transfer of the Overseas Shares and any notarial fee or analogous expenses.

Invalidity

16. If any term or provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected. The parties shall then use all reasonable endeavours to replace the illegal or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

Counterparts and Further Assurance

17.1 This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

17.2 At any time after Completion, the Vendor shall, at the Purchaser's expense, execute all such documents and do all such things as the Purchaser may reasonably require for the purpose of vesting in the Purchaser the full legal and beneficial title to the Shares and giving the Purchaser the full benefit of this Agreement.

Notices

18.1 Any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served by leaving it or sending it by facsimile, prepaid recorded delivery or registered post to the address and for the attention of the relevant party set out in clause 18.2 (or as otherwise notified from time to time hereunder). Any notice so served by facsimile or post shall be deemed to have been received:

(a) in the case of facsimile, twelve (12) hours after the time of despatch;

(b) in the case of recorded delivery or registered post, forty eight (48) hours from the date of posting if posted in the United Kingdom to an address in the United Kingdom or seven days if posted to or from an address outside the United Kingdom.

18.2 The addresses of the parties for the purpose of clause 18.1 are as follows:

     The Vendor:    Hoechst AG

     For the attention of:    Heinz Zulauf

     Facsimile:          00 49 69 305 16308

     With a copy to:

     For the attention of:    Jan de Kock

     Fascimile:          00 49 69 305 82733

     The Purchaser: Alpharma (U.K.) Limited

     For the attention of:    Ingrid Wiik

     Facsimile:          00 47 22 52 93 40

     With a copy to:

     For the attention:  Robert Wrobel

     Fascimile:          00 1 201 592 1481

Governing Law And Jurisdiction

19.1 This Agreement is governed by, and shall be construed in accordance with, the laws of England.

19.2 Each of the parties hereby irrevocably submits, for the benefit of the other, to the non-exclusive jurisdiction of the courts of England.

In Witness Whereof this Agreement has been signed by and on behalf of the parties the day and year first before written.



                         SCHEDULE 1

               The Company And The Subsidiary

                           PART I

                   Details of the Company

1.   Registered Number:     3382754

2.   Registered Office:     Whiddon Valley, Barnstaple,
                            Devon EX32 8NS

3.   Directors:

     (a) Name:              Heinz Leonhard Zulauf

     (b) Address:           Kastanienstrasse 1
                            Glashutten, Hessen, Germany

     (c) Nationality:       German

     Directors:

     (a) Name:              Peter Loscher

     (b) Address:           33 Redwood Mansions,
                            Marlowe Road, London W8

     (c) Nationality:       Austrian

4.   Secretary:             Heinz Leonhard Zulauf

5.   Authorised Capital:    BP3,000,000  (divided   into
                            ordinary shares of BP1 each)

6.   Issued Capital:        BP2,416,002

7.   Registered             Hoechst AG
     Shareholders:

8.   Accounting  Reference  31 December
     Date:

9.   Auditors:              Coopers & Lybrand

10.  Tax Residence:         UK

11.  Tax    District   and  West     Midlands     Large
     Reference:             Business Office
                            468/94680/59102

12.  VAT      Registration  N/A
     Number:

13.  Subsidiaries:          Arthur   H.  Cox   &   Co.,
                            Limited

14.  Mortgages         and  None
     Charges:



                           PART II

                  Details of the Subsidiary

Arthur H. Cox & Co., Limited

1.   Name:                  Arthur H. Cox & Co., Limited

2.   Date               of  30 December 1903
     Incorporation:

3.   Place              of  London
     Incorporation:

4.   Class of Company:      Private Company Limited by
                            Shares

5.   Registered Number:     79585

6.   Registered Office      Whiddon            Valley,
                            Barnstaple,
                            Devon EX32 8NS

7.   Directors:

     (a)  Name:             David John Green

     (b)  Address:          Florestan Graynfylde Drive
                            Bideford, Devon EX39 4AP

     (c)  Nationality:      British

     Directors:

     (a)  Name:             Peter John Grinstead

     (b)  Address:          Pipits, Lower Park Road
                            Braunton, Devon EX33 2LQ

     (c)  Nationality:      British

     Directors:

     (a)  Name:             Michael John Leatham

     (b)  Address:          Broomhill
                            High Bickington
                            Umberleigh
                            Devon EX37 8BL

     (c)  Nationality:      British

     Directors:

     (a)  Name:             Dr Peter Robert Read

     (b)  Address:          Marchfields
                            6 Ashley Hill Place
                            Cockpole Green
                            Wargrave
                            Berkshire RG10 8NL

     (c)  Nationality:      British

8.   Secretary:             Peter John Grinstead

9.   Authorised Capital:    BP1,380,000  (divided  into
                            ordinary  shares   of   BP1
                            each)

10.  Issued Capital:        BP1,370,397

11.  Registered             Cox Investments Limited
     Shareholders:          1,370,397 ordinary shares

12.  Accounting  Reference  31 December
     Date:

13.  Auditors:              Coopers & Lybrand

14.  Tax Residence:         UK

15.  Tax    District   and  West     Midlands    Large
     Reference:             Business Office
                            468/94680/59102

16.  VAT      Registration  192 3845 42
     Number:

17.  Mortgages         and  None
     Charges:





                         SCHEDULE 2

                           Part A
                         Warranties

1.   Disclosure

Deliberately omitted.

2.   The Shares

(a) The Shares comprise the whole of the issued and allotted share capital of the Company and all of the Shares are fully paid.

(b) There are no security interests, options, equities, claims or other third party rights over or affecting the Shares and there is no agreement to give or create any such interest.

(c) There are no options or rights of first refusal to acquire or subscribe for any shares in the capital of the Company.

(d) The Company has not engaged in any other business or activity other than holding the Shares and has no material liabilities or obligations, other than those incurred as a result of holding the Shares.

3.   The Vendor's Capacity

(a)  The Vendor is the sole beneficial owner of the Shares.

(b) The Vendor has obtained all corporate authorisations required to empower it to enter into this Agreement and to perform its obligations hereunder in accordance with their terms.

(c) The Vendor's obligations under and performance of this Agreement do not conflict with any other obligation or agreement of the Vendor.

4.   Subsidiary Company

(a) The Company is the beneficial owner free from all encumbrances, equities and claims (including security interests, options and other third party rights in the issued or unissued share capital of the Subsidiary) of the whole of the share capital of the Subsidiary listed in Schedule 1 Part II.

(b) Other than holding shares in the Non-Trading Companies, for so long as the Subsidiary has been a member of the Vendor's Group, it has not been engaged in any activity other than the pharmaceutical business and other related activities.

(c) None of the Non-Trading Companies has incurred any liabilities or obligations actual or contingent (such term being defined for these purposes by reference to SSAP 18) (save in relation to incorporation and setting up costs and expenses) nor is involved in any litigation of any kind. So far as the Vendor is aware, each of the Non-Trading companies is a subsidiary of the Subsidiary.

5.   Good standing

The Company (a) is duly organised and validly existing under the laws of the place of its incorporation and (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the material properties and assets it now owns. The Vendor has provided to the Purchaser a copy of the Memorandum and Articles of Association of the Company as in effect immediately prior to this Agreement.

6.   Accounts for the year ended on the Accounts Date

The Accounts of the Subsidiary, which have been audited by Coopers & Lybrand, gave a true and fair view of the state of affairs of the Subsidiary at the Accounts Date, and of the results of the Subsidiary for the financial year ended on the Accounts Date and, so far as the Vendor is aware, have been prepared in all material respects in accordance with United Kingdom generally accepted accounting principles on a basis consistent with the preparation of the audited accounts in respect of the 1996 financial year.

7.   Accounting Records

The accounting records of the Company and the Subsidiary relevant to the preparation and audit of their statutory accounts are in all material respects up to date and, so far as the Vendor is aware, reflect, in accordance with the usual practice in the applicable jurisdictions, the assets and liabilities and all material transactions entered into by it.

8.   Position since the Accounts Date

Since the Accounts Date,:

(a) no dividend or other distribution (within the meaning of section 209, 210 or 418 of the Taxes Act) has been declared, paid or made by a Cox Group Company (Except for any dividends provided for in the Accounts of the relevant Cox Group Company);

(b) each member of the Cox Group has conducted its business in the usual way so as to maintain that business as a going concern;

(c) no share or loan capital has been allotted or issued or agreed to be allotted or issued by a Cox Group Company;

(d) neither member of the Cox Group has other than in the ordinary course of business acquired or disposed of, or agreed to acquire or dispose of businesses or assets with an aggregate value in excess of BP250,000;

(e)  no   contract,  liability  or  commitment  (whether  in
     respect of capital expenditure or otherwise) has been entered into by either member of the Cox Group which will continue in force for more than twelve months after Completion or which involved or could involve an
     obligation  of  a  material  nature  or  magnitude   (a
     liability for expenditure in excess of BP250,000 being material for this purpose);

(f) no debtor owing in excess of BP100,000 has been released by either Cox Group Company on terms that it pays less than the book value of its debt and no debt in excess of BP100,000 owing to either Cox Group Company has been deferred, subordinated or written off or has proved to any extent irrevocable;

(g) each Cox Group Company has paid its trade creditors in all material respects in the ordinary course;

(h) except as set forth in the 1998 Subsidiary budget attached as Schedule 9 to the Disclosure Letter or as otherwise disclosed, neither member of the Cox Group has purchased or contracted to purchase any capital assets with an aggregate value in excess of BP250,000;

(i) there have been no transactions by any member of the Cox Group with any member of the Vendor's Group otherwise than in the ordinary course of business; and

(j) so far as the Vendor is aware, save for the facts and matters set out in the Disclosure Letter and for facts and matters likely to affect to a similar extent generally all companies carrying on similar businesses, there are no other facts or matters which might reasonably be expected to have a material adverse effect on the business of the Cox Group, taken as a whole.

9.   The Company's assets

(a) So far as the Vendor is aware, the Cox Group owns or is entitled to use and enjoy all the rights and assets necessary to carry on the business of the Cox Group substantially as carried on in the financial period ended on the Accounts Date, except for any assets disposed of in the ordinary course of business since that date. No asset (other than the Properties) owned by any Cox Group Company with a value in excess of BP50,000 is the subject of any security interest or option or similar encumbrance, except for:

     (i) any hire or lease agreement in the ordinary course of business;

     (ii) title retention provisions in respect of goods and
          materials  supplied  to  the  Cox  Group  in   the
          ordinary course of business;

     (iii) the security interests, if any, reflected in the Accounts and liens arising in the ordinary course of business by operation of law.

(b) The Properties are all the properties owned or leased by the Cox Group.

(c) The entire legal estate and beneficial interest in each of the Properties is vested in a Cox Group Company.

(d) So far as the Vendor is aware, no Cox Group Company has entered into a lease of any property which predates 1 January 1996 which is not one of the Properties and in respect of which a Cox Group Company has received a valid notice under section 17(1) of the Landlord and Tenant (Covenants) Act 1995 which is subsisting.

(e) Copies of all leases material to the business of the Cox Group Company are contained in the Data Room.

(f) So far as the Vendors are aware the transaction contemplated by this Agreement will not materially alter or affect any of the terms and conditions (including, without limitation, the rents payable thereunder) of any of the leases pursuant to which a Cox Group Company holds the Properties. Save as disclosed, the Subsidiary has not received notification of any subsisting claim for a material breach of contract in respect of the leases pursuant to which a Cox Group Company holds the Properties nor is the Vendor aware of any subsisting material breach of the said leases by the lessor.

10.  Debts

Except for indebtedness or loans to third parties disclosed, referred to or provided for in the Accounts, the Cox Group does not have outstanding any loans in excess of BP250,000 to third parties which have arisen otherwise than in the normal course of the Subsidiary's business.

11.  Contractual matters

(a) The Subsidiary has made available to the Purchaser copies of the contracts and agreements which are material to the business of the Subsidiary which have been entered into by the Subsidiary as specified in the Disclosure Letter and, so far as the Vendor is aware, no third party is in default under any of such contracts where such default would have a material adverse effect on the Cox Group and, so far as the Vendor is aware, such agreements and contracts have not been terminated or varied in any material respect since such copies were so made available.

(b) Save as disclosed, the Company and the Subsidiary have not received written notification of any claim for breach of contract in respect of the contracts and agreements referred to above and no litigation or similar proceedings have been instituted nor, so far as the Vendor is aware, is any third party in default under any of such contracts where such default would have a material adverse effect on the Cox Group.

(c)  Save  as  disclosed,  there  is  not  outstanding   any
     guarantee,  indemnity  or  suretyship  by  either   the
     Company or the Subsidiary in respect of any material obligation of any third party.

(d) Except as set out in the document attached as Schedule 4 to the Disclosure Letter, the Subsidiary is not prohibited by contract from selling its top 23 products (being those products listed in the document attached as Schedule 5 to the Disclosure Letter) anywhere in the world.

(e)  The  document attached as Schedule 6 to the  Disclosure
     Letter   contains  a  complete  list  of  all  material
     contracts between each Cox Group Company and any member of the Vendor's Group.

(f) The document attached as Schedule 7 to the Disclosure Letter contains a complete list of all material contracts which, by virtue of the acquisition of the Shares by the Purchaser, will result in any other party becoming entitled to exercise any right of termination.

12.  Litigation and Regulatory matters

(a) Save as disclosed, the Company or the Subsidiary is not engaged in, and, so far as the Vendor is aware, has not been threatened in writing with, any litigation or arbitration or similar proceedings which, if adversely determined, individually or collectively are regarded or ought reasonably to be regarded by the Vendor as likely to have a material adverse effect on the financial position of the Cox Group.

(b) Save as disclosed, the Cox Group has, so far as the Vendor is aware, in all material respects conducted its business and corporate affairs in accordance with all applicable laws and regulations.

(c) Save as disclosed, so far as the Vendor is aware, the Cox Group has obtained all material licences, permissions, authorisations and consents required for the carrying on of its business in the places and the manner in which such business is now carried on; and

(d) Save as disclosed, so far as the Vendor is aware, no state or official investigation or enquiry concerning the Cox Group is in progress.

(e) The document attached as Schedule 8 to the Disclosure Letter contains a substantially complete list, by product and country, of those foreign product registrations for the top 23 products of the Subsidiary which, so far as the Vendor is aware, are registered as at the date of this Agreement, where the consequences of such product registrations not being registered would be materially adverse to the Cox Group.

13.  Directors and Employees

(a) The Vendor has made available to the Purchaser a list of all the employees of the Cox Group whose annual salary excluding bonuses exceeds BP50,000 together with details of their remuneration, copies of all applicable collective bargaining agreements and a copy of the
     relevant   Cox  Group  Company's  standard  terms   and
     conditions of employment. The Vendor has also made available details of the remuneration of the members of the board of directors of the relevant Cox Group Company where those directors are remunerated by the relevant Cox Group Company for holding that office.

(b) Save as disclosed, so far as the Vendor is aware, the Cox Group, in relation to each of its employees and so far as relevant to each of its former employees, has complied in all material respects with all relevant statutes, regulations, codes of conduct, collective agreements, orders and awards relevant to their conditions of service or to the relations between it and its employees or any recognised trade union.

14.  Insurance

(a) The Vendor has made available to the Purchaser details of the insurances maintained by or on behalf of the Cox Group. The Vendor is not aware of any material outstanding claims under or in respect of (i) the validity of any policies of insurance maintained by the Cox Group or (ii) whether any claim notified in writing is covered by the policy of insurance against which such claim has been made.

(b) Completion will not affect any rights of either Cox Group Company under the policies of insurance maintained by them or on their behalf to continue or to make a claim in relation to an event which occurs, or has occurred, prior to Completion, to the extent that such event would have given rise to an insurance claim under such policies of insurance had the Shares not been acquired by the Purchaser.

15.  Pensions

Definitions

In this paragraph:

Actuarial Valuation means the actuarial valuation of the Pension Scheme as at 1 October 1996 prepared by R.J. Sweet of I.S. Cartwright & Co.;

Employees   means   the  officers  and  employees   of   the
Subsidiary, and Employee means any one of them;

Pension  Scheme  means the Arthur H. Cox &  Company  Limited
Retirement Benefit Scheme;

Trustees means the trustees of the Pension Scheme.

(a) Other than the state pension scheme, the Pension Scheme is the only arrangement under which the Subsidiary provides or is liable to provide relevant benefits (as defined in section 612(1) of the Taxes Act) in respect of any past or present Employee.

(b) The Vendor or its advisers have disclosed to the Purchaser or its advisers:

          (i) copies of the trust deed and rules governing the Pension Scheme;

          (ii) copies of all benefit announcements and correspondence (if any) under which members of the Pension Scheme are granted special benefits not documented in the trust deed and rules governing the Pension Scheme;

          (iii)     a copy of the Actuarial Valuation; and

          (iv)  a  list  as at 13 March 1998 of the  current
          Employees who are members of the Pension Scheme.

(c) The Pension Scheme is exempt approved within the meaning of Chapter I of Part XIV of the Taxes Act and, to the Vendor's knowledge, there is no matter which it recognises could reasonably cause the Inland Revenue to withdraw such approval. There is in force in respect of the Pension Scheme a contracting-out certificate (within the meaning of section 7 of the Pension Schemes Act 1993) and, so far as the Vendor is aware, the Pension Scheme has been administered in material compliance with the Pension Schemes Act 1993 and the Pensions Act 1995.

(d)  As  far  as  the  Vendor is aware, no amounts  due  and
     payable   by   the  Subsidiary  to  the  Trustees   are
     outstanding and no such amounts have been requested.

(e) As far as the Vendor is aware, the Subsidiary and the Trustees have complied in all material respects with their respective obligations under the Pension Scheme (including under Article 119 of the Treaty of Rome and the Pensions Act 1995) in relation to past and present Employees (other than its obligations for sex equalisation in relation to GMPs).

(f) Neither the Vendor nor, so far as the Vendor is aware, the Trustees or the Subsidiary have received written notice of any material claim being made or threatened by any Employee against the Subsidiary or the Trustees in relation to the Pension Scheme.

(g)  All   lump  sum  benefits  (other  than  a  refund   of
     contributions) payable from the Pension Scheme on death in service, sickness and disability are insured with an insurance company.

(h) The Actuarial Valuation disclosed that the aggregate value of the assets of the Pension Scheme at the date of the valuation were equal to or greater than the aggregate value of the liabilities assessed on an ongoing basis calculated in accordance with the actuarial methods and assumptions used in the Actuarial Valuation. The Vendor is not aware of any action having been taken (except in the ordinary course of business) by the Vendor, the Subsidiary or the Trustees since the date of the Actuarial Valuation that would have a materially adverse effect on the funding position of the Pension Scheme as disclosed in the Actuarial Valuation.

(i) The Subsidiary has no obligation or liability (actual or contingent, present or future) to contribute to any personal pension scheme (as defined in section 630 of the Taxes Act) in respect of any of its Employees.

(j) To the Vendor's knowledge no action has been taken under the Pension Scheme to augment benefits beyond those set forth in the written Scheme or admit to membership a person not otherwise eligible.

(k) To the Vendor's knowledge, the only part-time employees excluded from the Pension Scheme are those who worked
     16 or less hours per week.

16.  Intellectual Property

Definitions

In this paragraph:

Intellectual Property Rights means patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software), database rights, rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

(a) Details of all registered Intellectual Property Rights (including applications for registration) are set out in the Disclosure Letter. The Subsidiary is the legal or beneficial owner of such registered rights. So far as the Vendor is aware, such rights are not the subject of any mortgage, charge, lien, other security interest or licence. The Vendor has not received written notification from any third party challenging the validity of any such Intellectual Property Rights.

(b) So far as the Vendor is aware, none of the operations of the Cox Group infringe any Intellectual Property
     Rights of any third party.

(c) The document attached as Schedule 10 to the Disclosure Letter sets forth a substantially complete list of all material products under development. So far as the Vendor is aware, there are no facts or circumstances in existence which would result in such products, on their introduction, infringing the Intellectual Property Rights, in existence and as known to the Vendor as at the date of this Agreement.



                           Part B
                       Tax Warranties

Definitions

1.   In this Part B of Schedule 2:

1.1 Tax and tax authority shall have the same meanings as they have for the purposes of the Tax Covenant.

1.2 References to any provision of an enactment are references to it as from time to time amended, consolidated or re-enacted (with or without modification), and also include any provision replaced by such provision.

General/compliance

Accounts

2.1 All material liabilities, whether actual or deferred of each Cox Group Company for tax measured by reference to income, profits or gains earned, accrued or received on or before the Accounts Date or arising in respect of an event occurring or deemed to occur on or before the Accounts Date are fully provided for or (as appropriate) disclosed in the Accounts.

Returns etc.

2.1 Each Cox Group Company has duly, and within any appropriate time limits, made all returns, given all notices and supplied all other information required to be supplied to all relevant tax authorities and has maintained all records required to be maintained for tax purposes; all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on the proper basis.

Disputes, investigations

2.2 Neither Cox Group Company is involved in any material current dispute with any tax authority or is or has in the last three years been the subject of any investigation, audit or non-routine visit by any tax authority.

Penalties, interest

2.3 Within the past three years, no Cox Group Company nor any director or officer of any such company (in his capacity as such) has paid or become liable to pay, to any tax authority, any penalty, fine, surcharge or interest in respect of tax (including in respect of any failure to make any return, give any notice or supply any information to any relevant tax authority, or any failure to pay tax on the due date for payment).

Special arrangements

2.4 No tax authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to the affairs of either Cox Group Company.

Withholdings

2.5 Each Cox Group member has made all deductions and retentions of or on account of tax as it was or is obliged to make and all such payments of or on account of tax as should have been made to any tax authority in respect of such deductions or retentions.

Employees

3. All National Insurance contributions and sums payable to the Inland Revenue under the P.A.Y.E. system due and payable by either Cox Group Company up to the date hereof have been paid and each Cox Group Company has made all such deductions and retentions as should have been made under section 203 to 203L of the Taxes Act and all regulations made thereunder.

Company residence etc.

Residence

4. Each Cox Group Company is and has at all times been resident in the United Kingdom for tax purposes and is not and has not been treated as resident in any other jurisdiction for any tax purpose (including any double taxation arrangement).

Value added tax

5.1 For the purposes of this paragraph 5 the expression VAT legislation shall include the Value Added Tax Act 1994 and all other enactments in relation to value added tax and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with H.M.
Commissioners of Customs and Excise or any concession referred to in the Disclosure Letter.

5.2  In relation to each Cox Group Company:

(a) it is registered for the purposes of value added tax, has been so registered at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with H.M. Customs and Excise;

(b) it has complied fully with and observed in all material respects the terms of VAT legislation;

(c) it has maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation;

(d) it is not and has not been treated as a member of a group for the purposes of VAT legislation, and has not applied for such treatment; and

(e) it is not and has not been subject under VAT legislation to any penalty liability notice, written warning of failure to comply, surcharge liability notice or requirement to give security as a condition of making taxable supplies.

Stamp duty

6. All documents in the possession or under the control of a Cox Group Company or to the production of which a Cox Group Company is entitled which establish or are necessary to establish the title of a Cox Group Company to any material asset have been duly stamped.

Capital Gains

7. No asset has been acquired by a Cox Group Company in the period of six years ending on the date of Agreement in circumstances where Section 171 of the Taxation of Chargeable Gains Act 1992 applied to the transfer and no charge under section 179 of that Act will arise as a result of the entry into or performance of this Agreement.

Transfer Pricing

8. Neither Cox Group Company since the Accounts Date has been party to a transaction in respect of which a direction has been made or, so far as the Vendor is aware, is likely to be made, by the Board of the Inland Revenue under section 770(2)(d) of the Taxes Act.



                         SCHEDULE 3

                         Properties

Freehold

Land lying to the south of   Title number:  DN371194
Castle Park Road, Whiddon     Proprietor:Arthur H. Cox &
Valley, Barnstaple                       Co Limited

Land lying to the south of   Title number:  DN325946
Westacott Road, Landkey       Proprietor:Arthur H. Cox &
                                         Co Limited

Land at Whiddon Valley,      Title number:  DN279393
Barnstaple                    Proprietor:Arthur H. Cox &
                                         Co Limited

Leasehold

Land buildings and premises  Landlord:  Devon County
situate at Whiddon Valley,   Council
Barnstaple                   Tenant:    Arthur H. Cox &
                                         Co Limited
                             Term:      99 years from
                                         1 July 1979
                             Rent:      BP1 p.a

Land at Westacott Road,      Landlord:  Devon County
Whiddon Valley, Barnstaple   Council
                             Tenant:    Arthur H. Cox &
                                         Co Limited
                             Term:      1 July 1984 to 30
                                         June 2078
                             Rent:      BP1 p.a

Premises at Whiddon Drive,   Landlord:  B Ford  M A Ford
Barnstaple                               R Ford  M R A
                                         Ford
                             Tenant:    Arthur H. Cox &
                                         Co Limited
                             Term:      15 years
                                         commencing on 25
                                         March 1997
                             Rent:      BP80,000 p.a.





                         SCHEDULE 4

  Specific Accounting Policies and Procedures to be used in
              preparing the Net Asset Statement

Subject to the points listed below in this Schedule 4, the Net Asset Statement will be prepared on the basis of the accounting policies and procedures employed in producing the
Accounts:

(i) Tangible fixed assets will continue to be accounted for on the basis of cost less accumulated depreciation;

(ii) no revaluation of Tangible fixed assets will take place in the preparation of the Net Asset Statement; and

(iii) the expected useful economic lives and the estimated residual values of the Tangible fixed assets owned or leased by the Subsidiary as at the Accounts Date will not be revised or changed as part of the preparation of the Net Asset Statement;

(iv) reserves for all appropriate items, including Stocks and Debtors shall be made on the same basis as in the Accounts;

(v) all other adjustments or closing entries which were made in connection with the preparation of the Balance Sheet contained in the Accounts will be made in a consistent manner in the preparation of the Net Asset Statement; and

(vi) no credit shall be given for any increase in Net Assets due to profit on sales to any Overseas Company to the extent that such sales increased the inventory of goods sold to the relevant Overseas Company by the Subsidiary (the Inventory Level) of the relevant Overseas Company to a level in excess of the equivalent Inventory Level at 31 December 1997.



                         SCHEDULE 5

                        Tax Covenant

Interpretation

1.1 In this Schedule the following definitions shall have the following meanings:

Business Day means a day (other than a Saturday) when banks are open for the transaction of normal banking business in London;

Purchaser's relief means a relief to the extent that it either arises in respect of an event occurring or period commencing after Completion, or was taken into account in computing the provision for deferred tax in the Accounts or in eliminating such provision, or was included in the Accounts as an asset;

relief includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set-off in respect of any tax or relevant to the computation of any income, profits or gains for the purposes of any tax, or any right to repayment of or saving of tax, and any reference to the use or set off of relief shall be construed accordingly;

Retained Group means the Vendor and any other company or companies (other than the Company and the Subsidiary) which either are or become, or have within the six years ending at Completion been, subsidiaries of the Vendor or treated as members of the same group as the Vendor for any tax purpose;

tax means corporation tax, advance corporation tax, income tax, capital gains tax, inheritance tax, value added tax, national insurance contributions, capital duty, stamp duty reserve tax, duties of customs and excise, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, sales, franchise, value added, and all levies, imposts, duties, charges or withholdings in the nature of taxation, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them (save insofar as attributable to the delay or default after Completion of the Company, the Subsidiary or the Purchaser (otherwise than through the agency of the Vendor pursuant to paragraph 8 or
11));

tax authority means any taxing or other authority (whether of the United Kingdom or elsewhere) competent to impose any tax liability;

tax claim means the issue of any notice, demand, assessment, letter or other document by or on behalf of any tax authority or the taking of any other action by or on behalf of any tax authority (including the imposition of any withholding), from which notice, demand, assessment, letter, document or action it appears that a tax liability may be imposed on the Company or the Subsidiary;

tax liability means:

(a) a liability of the Company or the Subsidiary to make or suffer an actual payment of tax; and

(b) the use or set off of any Purchaser's relief in circumstances where, but for such use or set off, the Company or the Subsidiary would have had an actual liability to tax in respect of which the Purchaser would have been able to make a claim against the Vendor under this Schedule (the amount of the tax liability for these purposes being deemed to be equal to the amount of the actual liability to tax that is saved by the use or set off of the Purchaser's relief); provided that the Purchaser shall procure that reliefs other than any Purchaser's relief are used, so far as reasonably practicable, to offset any such actual liability to tax, and if it cannot be determined whether a Purchaser's relief or another relief is so used, it shall be assumed that another relief is used in priority to any Purchaser's relief;

1.2 Persons shall be treated as connected for the purposes of this Schedule if they are connected within the meaning of section 839 of the Taxes Act.

1.3 The headings in this Schedule shall not affect its interpretation.

Covenant to pay

2. The Vendor hereby covenants with the Purchaser to pay to the Purchaser, by way of adjustment to the consideration for the sale of the Shares, an amount equivalent to any tax liability arising in respect of, by reference to or in consequence of:

(a)  any  income,  profits  or  gains  earned,  accrued   or
     received on or before Completion;

(b) any event which occurred on or before Completion (other than any tax liability arising in respect of profits earned after Completion as a result of such event);

(c)  any  liability  of the Company or the Subsidiary  under section 767A, 767B or 767AA of the Taxes Act in respect of a tax liability of a member of the Retained Group.

Exclusions

3. The covenant contained in paragraph 2 shall not cover any tax liability to the extent that:

(a) provision or reserve in respect of that tax liability has been made in the Accounts, or the tax liability has been noted in or was taken into account in the preparation of the Accounts; or

(b)  the   tax  liability  was  paid  or  discharged  before
     Completion; or

(c) the tax liability arises in respect of or by reference to any income, profits or gains earned, accrued or received in respect of the period, or any event occurring, between the Accounts Date and Completion and which arises in the ordinary course of business of the Company or the Subsidiary provided that for this purpose the following shall be deemed not to be in the ordinary course of business if they otherwise would be:

          (i) any disposal (or deemed disposal for any tax purpose) of assets other than trading stock by the Company or the Subsidiary;

          (ii) any change in the use of an asset of the Company or the Subsidiary;

          (iii) anything which has the result of requiring disposal value to be brought into account, or which crystallises a balancing charge, for capital allowances purposes (or has any similar effect under the laws of any relevant foreign jurisdiction);

          (iv)  anything relating to or involving the making
          of   a  distribution  for  tax  purposes  or   the
          cancellation or reorganisation of share or loan capital;

          (v) the Company or Subsidiary ceasing or being treated as ceasing to be a member of a group of companies;

          (vi) anything relating to a transaction or arrangement or series of transactions or arrangements undertaken which includes a step having no commercial or business purpose apart from the reduction, avoidance or deferral of a tax liability; or

          (vii)      any  transaction which is  not  entered
          into on arm's length terms.

(d) the tax liability arises as a result of any change in rates of tax made after Completion or of any change in law or the published practice of any tax authority, occurring after Completion; or

(e) the tax liability would not have arisen but for a transaction, action or omission carried out or effected by any of the Purchaser, the Company or the Subsidiary, or any other person connected with any of them, at any time after Completion, except that this exclusion shall not apply where any such transaction, action or omission:

          (i) is carried out or effected by the Company or the Subsidiary pursuant to a legally binding commitment created on or before Completion or a request of the Vendor pursuant to paragraph 8 or 11; or

          (ii) is carried out or effected by the Company or the Subsidiary in the ordinary course of business of the Company or the Subsidiary as carried on at Completion, provided that for this purpose the following shall be deemed not to be in the ordinary course of business if they otherwise would be (with the effect that the exclusion contained in this paragraph 3(e) shall apply):

          (A) any disposal (or deemed disposal for any tax purpose) of assets other than trading stock by the Company or the Subsidiary;

          (B) any change in the use of an asset of the Company or the Subsidiary;

          (C) anything which has the result of requiring disposal value to be brought into account, or which crystallises a balancing charge, for capital allowances purposes (or has any similar effect under the laws of any relevant foreign jurisdiction);

          (D) anything relating to or involving the making of a distribution for tax purposes or the cancellation or reorganisation of share or loan capital;

          (E) the Company or Subsidiary ceasing or being treated as ceasing to be a member of a group of companies;

          (F) anything relating to a transaction or arrangement or series of transactions or arrangements undertaken after Completion which includes a step having no commercial or business purpose apart from the reduction, avoidance or deferral of a tax liability; or

(f) the tax liability arises as a result of a change after Completion in any accounting policy, or the length of any accounting period for tax purposes, of the Company or the Subsidiary; or

(g) such tax liability arises as a result of the Company or the Subsidiary failing (otherwise than by reason of any default of the Vendor) to submit the returns and computations required to be made by them or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion; or

(h) the tax liability arises as a result of the failure of the Purchaser to comply with its obligations contained in paragraph 8 or 11 hereof; or

(i) any relief other than a Purchaser's relief is available to the Company or the Subsidiary to set against or otherwise mitigate the tax liability (including but not limited to any relief available under any of sections 393, 393A, 402 to 413, or section 240 of the Taxes Act or section 102 of the Finance Act 1989) (and so that (a) for this purpose any relief arising in respect of an accounting period falling partly before and partly after Completion shall be apportioned on a time basis, unless some other basis is more reasonable and (b) any relief that is so available in relation to more than one tax liability to which this Schedule applies shall be deemed, so far as possible, to be used in such a way as to reduce to the maximum extent possible the Vendor's total liability hereunder); or

(j)  the tax liability would not have arisen but for:

          (i) the making of a claim, election, surrender or disclaimer, the giving of a notice or consent, or the doing of any other thing under the provisions of any enactment or regulation relating to tax, in each case after Completion and by the Purchaser, the Company, the Subsidiary or any person connected with any of them and otherwise than at the request of the Vendor; or

          (ii) the failure or omission on the part of the Company or the Subsidiary to make any such valid claim, election, surrender or disclaimer, or to give any such notice or consent or to do any other such thing, either as the Vendor may require in respect of periods or matters for which the Vendor has conduct under paragraph 11 or, in respect of periods or matters for which the Vendor does not have conduct, in circumstances where the making, giving or doing of which was taken into account in the preparation of the Accounts and has been notified to the Purchaser in writing within 3 months of Completion; or

(k) the tax liability arises in respect of a prepayment received in the ordinary course of business; or

(l) the tax liability would not have arisen but for the winding up of, or the cessation of any trade or business by, the Company or the Subsidiary after Completion, or any change in the nature or conduct of such trade or business after Completion; or

(m)  the  tax liability arises under Regulations 107 or  108 or  Part XV of the Value Added Tax Regulations 1995  by
     reason   of   any  event  or  change  in  circumstances
     occurring after Completion.

3.2 The Vendor shall have no liability to the Purchaser under any part of this Agreement in respect of any non-availability, inability to use, or loss or restriction of any relief (failure of relief) where such failure of relief does not give rise to a tax liability to which paragraph 2 applies.

Costs and expenses

4. The covenant contained in this Schedule shall extend to all reasonable costs and expenses properly incurred by the Purchaser in connection with a successful claim made under this Schedule, or in satisfying or settling any tax liability in accordance with paragraph 8.

Double recovery

5. The Purchaser shall not be entitled to recover any amount pursuant to this Schedule in respect of any claim to the extent that the Purchaser, the Company or the Subsidiary has already recovered any amount in respect of such claim under the Warranties or pursuant to any other agreement with the Vendor or any company connected with the Vendor, or to the extent that recovery has already been made under this
Schedule in respect of the same subject matter.

Tax Refunds

6.1 The Purchaser shall promptly notify the Vendor of any right to repayment or actual repayment of tax to which the Company or the Subsidiary is or becomes entitled or receives in respect of an event occurring or period (or part period) falling prior to Completion (including any repayment attributable to the surrender of group relief or advance corporation tax in respect of a period ending on or before Completion whenever such surrender is effected), where or to the extent that such right or repayment was not included in the Accounts as an asset and is not a payment or relief to which paragraph 10 below applies (a tax refund).

6.2   Any  tax refund actually obtained (less any reasonable
costs  of  obtaining  it  but  including  any  interest   or
repayment supplement) shall be dealt with as follows:

(a) the amount of the tax refund shall be set against any payment then due from the Vendor under this Agreement;
     and

(b) to the extent that there is an excess, a payment shall be made to the Vendor equal to the aggregate of any previous payment or payments previously made by the Vendor under this Agreement (and not previously refunded under this Agreement) up to the amount of the excess (any remaining excess being carried forward to offset any further payment that may become due from the Vendor under this Agreement).

Section 767A Taxes Act 1988 etc.

7.1 The Purchaser hereby covenants with the Vendor to pay to the Vendor, by way of adjustment to the consideration for the sale of the Shares, an amount equivalent to:

(a) any tax for which the Vendor or any other person falling within section 767A(2) of the Taxes Act becomes liable by virtue of the operation of section 767A and 767B of the Taxes Act in circumstances where the taxpayer company (as referred to in section 767A(1)) is the Company or the Subsidiary;

(b) any tax for which the Vendor or any other person falling within section 767AA(4) of the Taxes Act becomes liable by virtue of the operation of section 767AA of the Taxes Act in circumstances where the transferred company (as referred to in section 767AA(1)(a)) is the Company or the Subsidiary (and for these purposes references to section 767AA are references to the draft of that section published on 17 February 1998, as (if relevant) subsequently amended and as subsequently enacted, and in the event of amendments prior to enactment this paragraph shall be construed with any necessary modifications required to give it effect); and

(c) any other tax for which the Vendor or any person connected with it becomes liable as a result of the failure by the Company or the Subsidiary to discharge it (other than a tax liability covered by the covenant in paragraph 2).

7.2  The covenant contained in paragraph 7.1 shall:

(a) extend to any costs reasonably and properly incurred by the Vendor or such other person in connection with such tax or a claim under paragraph 7.1;

(b) not apply to tax to the extent that the Purchaser could claim payment in respect of it under paragraph 2, except to the extent a payment has been made pursuant to paragraph 2 and the tax to which it relates was not paid by the Company or the Subsidiary; and

(c)  not  apply  to  tax  which  has  been  recovered  under section 767B(2) of the Taxes Act or any other relevant statutory provision (and the Vendor shall procure that no such recovery is sought to the extent that payment is made hereunder).

7.3 Paragraphs 8.1, 8.2 and 9 (conduct of disputes and due date for payment) shall apply to the covenant contained in paragraph 7.1 as they apply to the covenants contained in paragraph 2, replacing references to the Vendor by the Purchaser (and vice versa) and making any other necessary modifications.

Notification of claims and conduct of disputes

8.1 If the Purchaser, the Company or the Subsidiary become aware of any tax claim which could give rise to a liability for the Vendor under this Schedule (whether alone or in combination with other claims), the Purchaser shall give notice to the Vendor of that tax claim (including reasonably sufficient details of such tax claim, the due date for any payment and the time limits for any appeal, and so far as practicable the amount of the claim under this Schedule in respect thereof) as soon as possible (and in any event not more than 15 days after the Purchaser, the Company or the Subsidiary becomes aware of such claim) and shall take (or procure that the Company or the Subsidiary shall take) such action as the Vendor may reasonably request to avoid, dispute, resist, appeal, compromise or defend the tax claim and any adjudication in respect thereof. The Vendor shall have the right (if it wishes) to control any proceedings taken in connection with such action, and shall in any event be kept fully informed of any actual or proposed developments (including any meetings) and shall be provided with copies of all correspondence and documentation relating to such tax claim or action, and such other information, assistance and access to records and personnel as it reasonably requires.

8.2   The  Vendor  shall  reimburse  to  the  Purchaser  its
reasonable   costs   and  expenses  properly   incurred   in
connection with any such action or proceedings as are referred to in paragraph 8.1.

8.3 Subject to paragraph 8.4, the Purchaser shall procure that no tax claim, action or issue in respect of which the Vendor could be required to make a payment under this
Schedule is settled or otherwise compromised without the Vendor's prior written consent, such consent not to be unreasonably withheld, and the Purchaser shall, and shall procure that the Company and the Subsidiary and any of their respective advisers shall, not submit any correspondence or return or send any other document to any tax authority in respect of pre-Completion tax affairs (as defined in paragraph 11.1) where the Purchaser or any such person is aware or could reasonably be expected to be aware that the effect of submitting such correspondence or return or sending such document would or could be to put such tax authority on notice of any matter which could give rise to, or could increase, a claim under this Schedule, without first affording the Vendor a reasonable opportunity to comment thereon and without taking account of such comments so far as it is reasonable to do so.

8.4 If the Vendor does not request the Purchaser to take any appropriate action within 30 days of notice to the Vendor, the Purchaser shall be free to satisfy or settle the relevant tax liability on such terms as it may reasonably think fit.

8.5 The preceding provisions of this paragraph 8 shall apply, as they apply to a tax claim, to any document issued by a tax authority from which it appears that any amount surrendered, or which is in the future surrendered, by way of group relief (pursuant to Chapter IV of Part X of the Taxes Act) by the Company or any Subsidiary to any member of the Retained Group is or may be reduced or eliminated either by being determined in a smaller amount, or by being the subject of a direction reducing such amount (pursuant to section 41A or 41B of the Taxes Management Act 1970), and so that:

(a)  references to claims under, amounts due, or payments to be  made  under  this  Schedule shall  be  replaced  by
     appropriate    references   to   such   reduction    or
     elimination;

(b)  the   reference  to  the  relevant  tax  liability   in
     paragraph 8.4 shall be replaced by a reference to such determination or reduction being accepted without any appeal being pursued; and

(c) the rights of the Vendor under paragraph 8.1 shall extend to requiring the relevant surrendering company to make an adjustment as referred to in section 96(3) of the Finance Act 1990 on such terms as the Vendor thinks fit.

Due date of payment and interest

9.1 Subject to paragraph 9.2 the Vendor shall pay to the Purchaser any amount payable under this Schedule on or before the date which is the later of the date ten Business Days after demand is made therefor by the Purchaser and two Business Days before the first date on which the tax in question becomes recoverable by the tax authority demanding the same. Provided that, if the date on which the tax can be recovered is deferred following application to the relevant tax authority, the date for payment by the Vendor shall be two Business Days before such later date when the amount of tax is finally and conclusively determined. For this purpose, an amount of tax shall be deemed to be finally determined when, in respect of such amount, an agreement under section 54 of the Taxes Management Act 1970 or any legislative provision corresponding to that section is made or a decision of a court or tribunal is given from which either no appeal lies or in respect of which no appeal is made within the prescribed time limit. The Vendor may, with the Purchaser's consent, not to be unreasonably withheld or delayed, make a direct payment in respect of the tax liability in question to the relevant tax authority (including through use of certificates of tax deposit or the equivalent) and the Vendor's liability to the Purchaser shall be treated as reduced or eliminated accordingly.

9.2 Where a claim under this Schedule relates to the use or set off of a Purchaser's relief, the Vendor shall pay to the Purchaser the amount due under this Schedule in respect thereof on the later of the date which is two Business Days before the first date on which tax which would not have been payable but for such use or set off becomes recoverable by the tax authority demanding the same, and ten Business Days after demand is made therefor by the Purchaser, such demand to be accompanied by a copy of a certificate from the auditors of the Purchaser or the Company or the Subsidiary (obtained or procured to be obtained by and at the expense of the Purchaser) that the Vendor has a liability of a stated amount in respect of such claim and that tax has, or will on a specified date, become payable as aforesaid, and by reasonably sufficient evidence of such use or set off and of such tax liability.

9.3 Any sum not paid by the Vendor on the due date for payment specified in paragraph 9.1 or 9.2 shall bear interest (which shall accrue from day to day after as well as before any judgement for the same) at a rate of 2 per cent. per annum over the base rate of National Westminster Bank plc from the due date to and including the day of actual payment of such sum, provided that such interest shall not accrue to the extent that the Vendor's liability under paragraph 2 or paragraph 4 extends to interest or penalties arising after the due date. Any interest due under this paragraph shall be paid on the demand of the Purchaser on or following the date of payment of such sum.

Recovery from third parties

10.1  If  any  payment  is made by  the  Vendor  under  this
Schedule in respect of a tax liability and the Purchaser, the Company or Subsidiary (or any person connected with any of them) either receives, or is entitled or may be entitled either immediately or at some future date to recover or obtain, from any person (other than the Purchaser, the Company or Subsidiary or any such connected person) a payment or relief in respect of the tax liability in question, then:

(a) the Purchaser shall notify the Vendor of that fact as soon as possible and if so required by the Vendor shall take (or shall procure that the Company or Subsidiary or other person concerned shall take) such action as the Vendor may reasonably request to enforce such recovery or to obtain such payment or relief (keeping the Vendor fully informed of the progress of any action taken and providing it with copies of all relevant correspondence and documentation); and

(b) if the Purchaser, the Company or the Subsidiary or other person concerned receives or obtains a payment or relief in respect of the tax liability in question, the Purchaser shall pay to the Vendor the amount received or the amount that the Purchaser, the Company or the Subsidiary or other person concerned will save by virtue of the payment or the relief (less any reasonable costs of recovering or obtaining such payment or relief and any tax actually suffered thereon) (the Benefit) to the extent that the amount of the Benefit does not exceed the aggregate payments previously made by the Vendor in respect of all Relevant Claims, and except where any amount so saved would otherwise have given rise to a claim under this Schedule (in which event no such claim shall be made). Any amount of the Benefit not so paid to the Vendor shall be carried forward and set off against any future Claims under this Schedule.

10.2 Any payment required to be made by the Purchaser pursuant to paragraph 10.1 shall be made:

(a)  in  a  case  where the Purchaser, the  Company  or  the
     Subsidiary   or  other  person  concerned  receives   a
     payment, within five Business Days of the receipt thereof; and

(b) in a case where the Purchaser, the Company or the Subsidiary or other person concerned obtains a relief, on or before the date on which tax would have become recoverable by the appropriate tax authority but for the use of such relief.

10.3 The Purchaser shall procure that any such relief as is referred to in paragraph 10.2(b) is used in priority to any other relief, and in the absence of evidence to the contrary it shall be deemed to be so used. The Vendor shall be entitled to require that the Company's and/or Subsidiary's or other person's auditors shall certify the amount and date of use of such relief for the purposes of this paragraph 10.

10.4 Any sum not paid by the Purchaser on the due date of payment specified in paragraph 10.2 shall bear interest (which shall accrue from day to day after as well as before any judgement for the same) at a rate per annum equal to the rate of 2 per cent. per annum over the base rate of National Westminster Bank plc from the due date to and including the day of actual payment of such sum. Such interest shall be paid on the demand of the Vendor.

Tax conduct

Interpretation

11.1 In this paragraph 11 and in paragraph 12:

accounting period means any period by reference to which any income, profits or gains, or any other amounts relevant for the purposes of tax, are measured or determined;

pre-Completion  tax  affairs means the tax  affairs  of  the
Company   and  the  Subsidiary  for  which  the  Vendor   is
responsible under this paragraph 11;

tax documents means the tax returns, claims and other documents which the Vendor is required to prepare on behalf of the Company and the Subsidiary under paragraph 11.2(a) and (b);

tax return means any return required to be made to any tax authority of income, profits or gains or of any other amounts or information relevant for the purposes of tax, including any related accounts, computations and attachments; and

time limit means the latest date on which a tax document can be executed or delivered to a relevant tax authority either without incurring interest or a penalty, or in order to ensure that such tax document is effective.

Rights and Obligations of the Vendor

11.2 Subject to and in accordance with the provisions of this paragraph the Vendor or its duly authorised agents shall, in respect of all accounting periods ending on or before Completion, and at its own cost:

(a) prepare and submit the tax returns of the Company and the Subsidiary;

(b) prepare on behalf of the Company and the Subsidiary all claims, elections, surrenders, disclaimers, notices and consents for the purposes of tax; and

(c) (subject to paragraph 8) deal with all matters relating to tax which concern or affect the Company or the Subsidiary, including the conduct of all negotiations and correspondence and the reaching of all agreements relating thereto or to any tax documents.

11.3 Except with the Purchaser's written consent, the Vendor shall not, and shall procure that its duly authorised agents do not, prepare or submit any tax document (or any similar document relating to the tax affairs of the Vendor or any company under its control) which comprises or includes a claim, election, surrender, disclaimer, notice or consent, or withdraw any such item unless the making, giving or withdrawal of it (as the case may be) either has been taken into account in preparing the Accounts, or could not have any adverse effect on the liability to tax of the Company or the Subsidiary in respect of any accounting period ending after Completion.

11.4 The Vendor or its duly authorised agent shall deliver all tax documents which are required to be signed by or on behalf of the Company or the Subsidiary to the Purchaser for authorisation, signing and submission to the relevant tax authority. If a time limit applies in relation to any tax document, the Vendor shall ensure that the Purchaser receives the tax document no later than 15 business days before the expiry of the time limit.

Obligations of the Purchaser

11.5 The Purchaser shall procure that:

(a) the Vendor and its duly authorised agents are afforded such access (including the taking of copies) to the books, accounts and records of the Company and the Subsidiary and such other assistance as it or they reasonably require to enable the Vendor to discharge its obligations under paragraph 11.2 and to enable the Vendor and any member of the Retained Group to comply with its own tax obligations or facilitate the management or settlement of its own tax affairs;

(b) the Vendor is promptly sent a copy of any communication from any tax authority insofar as it relates to the pre-Completion tax affairs;

(c) there is given to such person or persons as may for the time being be nominated by the Vendor authority to conduct pre-Completion tax affairs, and that such authority is confirmed to any relevant tax authority;

11.6 The Purchaser shall (subject to paragraph 11.7 below) be obliged to procure that the Company and the Subsidiary shall cause any tax document delivered to it under paragraph 11.4 to be authorised, signed and submitted to the appropriate tax authority without delay (and in any event within any relevant time limit), and without amendment.

Rights of the Purchaser

11.7 The Purchaser shall be under no obligation to procure the authorisation, signing, or submission to a tax authority of any tax document delivered to it under paragraph 11.4 which it considers in its reasonable opinion to be false, misleading, incomplete or inaccurate in any material respect, but for the avoidance of doubt shall be under no obligation to make any enquiry as to the completeness or accuracy thereof and shall be entitled to rely entirely on the Vendor and its agents.

11.8 The Vendor shall procure that:

(a) the Purchaser is kept fully informed of the progress of all matters relating to the pre-Completion tax affairs;
     and

(b) the Purchaser promptly receives copies of all material written correspondence with any tax authority insofar as it is relevant to the pre-Completion tax affairs.

Conduct of other Tax Affairs

12.1 Subject to paragraph 8, the Purchaser or its duly authorised agents shall have sole conduct of all tax affairs of the Company and the Subsidiary which are not pre-Completion tax affairs and shall be entitled to deal with such tax affairs in any way in which it, in its absolute discretion, considers fit.

12.2 Notwithstanding the provisions of paragraph 12.1 above the Purchaser shall not, and shall procure that the Company and the Subsidiary shall not, without the written consent of the Vendor, take any action under the provisions of any enactment or regulation relating to tax if such action would adversely affect the liability of the Vendor under this Schedule.

SIGNED by                     )
for and on behalf of          )    HEINZ ZULAUF
HOECHST AG  )
in the presence of:     Andrew Harris   )
                   65 Fleet Street
                   London EC4Y 1HS


SIGNED by                     )
for and on behalf of          )    INGRID WIIK
ALPHARMA (UK) LIMITED         )    CHARLES CROSTHWAITE
in the presence of:     Andrew Harris   )
                   65 Fleet Street
                   London EC4Y 1HS


SIGNED by                     )
for and on behalf of          )    EINAR SISSENER
ALPHARMA INC.                 )    ROBERT WROBEL
in the presence of:     Andrew Harris   )
                   65 Fleet Street
                   London EC4Y 1HS




                          ANNEXURES

                           ANNEX A

           Transfer Agreement for NorCox Pharma AB

THIS AGREEMENT is made on          1998

Between

HOECHST AKTIENGESELLSCHAFT a company incorporated in and under the laws of Germany with legal domicile at D-65926 Frankfurt am Main and registered at the commercial Register of the local court Frankfurt am Main Abteilung B, under registered number 14500 (the Vendor); and

  - with registered number - whose (registered) office is at
 ......... (the Purchaser).

Whereas

(A) The Vendor and the Purchaser are to execute an agreement (the Main Agreement) pursuant to which the Vendor agrees to sell to the Purchaser the entire issued share capital of Cox Investments Limited. In addition to entering into the Main Agreement, the parties hereto have executed this Agreement, together with three other transfer agreements, in consideration of the Purchaser paying to the Vendor GBP (the Consideration), being that part of the Purchase Price (as defined below) which is referable to the sale of the entire issued share capital of NorCox Pharma AB (the Company).

(B) In this Agreement, the Vendor agrees to sell and the Purchaser agrees to purchase the entire issued share capital of the Company (the Shares) for the Consideration and upon the terms set out in this Agreement and, to the extent relevant, in the Main Agreement.

(C) This Agreement shall come into effect simultaneously with completion of the Main Agreement.

It is agreed as follows:

Definitions

In this Agreement, except so far as the context otherwise requires, the following terms shall have the following meanings:

Limitations means, mutatis mutandis, the limitations on  the
Vendor's  liability  set  out  in  clause  7  of  the   Main
Agreement;

Purchase Price shall bear the meaning attributed thereto in clause 2.2 of the Main Agreement; and

Vendor's Group means the Vendor, any subsidiary of the Vendor, any holding company of the Vendor and any subsidiary of such holding company from time to time where subsidiary and holding company shall be construed in accordance with sections 736 and 736A of the Companies Act 1985.


Condition precedent

1. Completion of this Agreement shall be conditional upon completion of the Main Agreement in accordance with the provisions of clause 3 thereof.


Sale of the shares and consideration

2.1 The Vendor agrees to sell (or procure the sale of), and the Purchaser hereby agrees to purchase, the Shares as at and with effect from the date of this Agreement free from all charges, liens, encumbrances, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever, together with all rights which now are, or at any time hereafter may become, attached to them including, without limitation, the right to receive all dividends and other distributions declared, made or paid on or after the date of this Agreement.

2.2 The Consideration shall be satisfied by the Purchaser discharging its obligations pursuant to clause 3.3(a) of the Main Agreement.

Completion

3.1   The sale and purchase of the Shares shall be completed
simultaneously  with  completion  of  the  Main   Agreement,
whereupon the events set out in the following provisions of this clause 3 shall take place.

3.2 The Vendor shall deliver or cause to be delivered to the Purchaser:

(a)  share  certificates representing all  the  shares  duly
     endorsed  into  the  name  of  the  Purchaser  or   its
     nominees.

(b)  the Share Register of the Company

(c) all those documents evidencing the revocation of any existing mandates and powers of attorney given by the Company;

(d)  notice of resignation by the existing Board members.

Corporate Documents

4. The Registration Certificate and the Articles of Association, as set out in Appendix ... reflect the present status of the Company, and all documentation concerning the Company, such as the minutes from board meetings and shareholders' meetings as well as books and accounts, are in the possession and safe custody of the Company and will be freely available to the Purchaser.

Warranties

5. Subject to the Limitations, the Vendor warrants to the Purchaser as at the date hereof in the terms of the warranties set out in the Schedule.


Waiver

6. The Purchaser covenants that the next ordinary shareholders' meeting of the Company will pass the necessary resolutions, whereby the present directors will be discharged from liability with respect to their administration of the Company's affairs, provided, however, that the Company's auditor will approve such discharge from liability.

Entire agreement

7.    This  Agreement and, to the extent relevant, the  Main
Agreement set out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. It is agreed that:

(a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement.

(b) a party may claim in contract for breach of warranty under this Agreement but, subject to clause 5(c), shall have no claim or remedy under this Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by any other party; and

(c)  This  clause  shall  not  exclude  any  liability   for
     fraudulent misrepresentation.

Counterparts

8. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.


Invalidity

9. If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.


Assignment

10. Neither of the parties shall, without the prior written consent of the other, be entitled to assign the benefit or burden of this Agreement in whole or in part save that the Vendor may assign its rights under this Agreement to any member of the Vendor's Group.

Variation

11. No variation of any of the terms of this Agreement (or of any other documents referred to herein) shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression variation shall include any variation, supplement, deletion or replacement however effected.


Governing law

12.1 This Agreement is governed by, and shall be construed in accordance with the laws of England.

12.2 Each of the parties hereby irrevocably submits, for the benefit of the other, to the non-exclusive jurisdiction of the courts of England.

In witness whereof this Agreement has been signed by and on behalf of the parties on the day and year first before written.




SIGNED by                     )
for and on the behalf of      )
HOECHST AG  )



SIGNED by                     )
for and on the behalf of                )
 ...................................               )

                          SCHEDULE

                       The Warranties

The Shares

1. All of the Shares are fully-paid up, and the Vendor is the sole legal and beneficial owner of the Shares free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever. The Vendor has the legal right to dispose of the Shares.

Product Licences

2. The Appendix contains a list of all product licences held or beneficially owned by the Company or, in the case of applications for product licences, of which the Company is the applicant.





                           ANNEX B

           Transfer Agreement for NorCox Pharma AS

THIS AGREEMENT is made on          1998

Between

HOECHST AKTIENGESELLSCHAFT a company incorporated in and under the laws of Germany with legal domicile at D-65926 Frankfurt am Main and registered at the commercial Register of the local court Frankfurt am Main Abteilung B, under registered number 14500 (the Vendor); and

  - with registered number - whose (registered) office is at
 ......... (the Purchaser).

Whereas

(A) The Vendor and the Purchaser are to execute an agreement (the Main Agreement) pursuant to which the Vendor agrees to sell to the Purchaser the entire issued share capital of Cox Investments Limited. In addition to entering into the Main Agreement, the parties hereto have executed this Agreement, together with three other transfer agreements, in consideration of the Purchaser paying to the Vendor GBP (the Consideration), being that part of the Purchase Price (as defined below) which is referable to the sale of the entire issued share capital of NorCox Pharma AS (the Company).

(B) In this Agreement, the Vendor agrees to sell and the Purchaser agrees to purchase the entire issued share capital of the Company (the Shares) for the Consideration and upon the terms set out in this Agreement and, to the extent relevant, in the Main Agreement.

(C) This Agreement shall come into effect simultaneously with completion of the Main Agreement.

It is agreed as follows:

Definitions

In this Agreement, except so far as the context otherwise requires, the following terms shall have the following meanings:

Limitations means, mutatis mutandis, the limitations on  the
Vendor's  liability  set  out  in  clause  7  of  the   Main
Agreement;

Purchase Price shall bear the meaning attributed thereto in clause 2.2 of the Main Agreement; and

Vendor's Group means the Vendor, any subsidiary of the Vendor, any holding company of the Vendor and any subsidiary of such holding company from time to time where subsidiary and holding company shall be construed in accordance with sections 736 and 736A of the Companies Act 1985.


Condition precedent

1. Completion of this Agreement shall be conditional upon completion of the Main Agreement in accordance with the provisions of clause 3 thereof.


Sale of the shares and consideration

2.1 The Vendor agrees to sell (or procure the sale of), and the Purchaser hereby agrees to purchase, the Shares as at and with effect from the date of this Agreement free from all charges, liens, encumbrances, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever, together with all rights which now are, or at any time hereafter may become, attached to them including, without limitation, the right to receive all dividends and other distributions declared, made or paid on or after the date of this Agreement.

2.2 The Consideration shall be satisfied by the Purchaser discharging its obligations pursuant to clause 3.3(a) of the Main Agreement.

Completion

3.1   The sale and purchase of the Shares shall be completed
simultaneously  with  completion  of  the  Main   Agreement,
whereupon the events set out in the following provisions of this clause 3 shall take place.

3.2 (New) The Vendor shall deliver or cause to be delivered to the Purchaser:

(a)  share  certificates representing all  the  shares  duly
     endorsed  into  the  name  of  the  Purchaser  or   its
     nominees.

(b)  the Certificate of Incorporation and the Share Register
     of   the  Company  with  an  updated  registration   of
     outstanding shares.

(c) all those documents evidencing the revocation of any existing mandates and powers of attorney given by the Company;

(d)  notice of resignation by the existing Board members.

Corporate Documents

4. All minute books (protocols) from the Board meetings and Shareholders Meetings as well as all other statutory documents, accounts, auditors reports, as well as all agreements with shareholders (if any), are in the possession and safe custody of the Company and will be freely available to the Company.

Warranties

5. Subject to the Limitations, the Vendor warrants to the Purchaser as at the date hereof in the terms of the warranties set out in the Schedule.


Waiver

6. The Purchaser waives their right to advance liability towards the members of the Board and the Purchaser covenants that the next ordinary shareholders' meeting of the Company will pass the necessary resolutions, whereby the present directors will be discharged from liability with respect to their administration of the Company's affairs.

Entire agreement

7.    This  Agreement and, to the extent relevant, the  Main
Agreement set out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. It is agreed that:

(a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement.

(b) a party may claim in contract for breach of warranty under this Agreement but, subject to clause 5(c), shall have no claim or remedy under this Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by any other party; and

(c)  This  clause  shall  not  exclude  any  liability   for
     fraudulent misrepresentation.

Counterparts

8. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.


Invalidity

9. If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.


Assignment

10. Neither of the parties shall, without the prior written consent of the other, be entitled to assign the benefit or burden of this Agreement in whole or in part save that the Vendor may assign its rights under this Agreement to any member of the Vendor's Group.

Variation

11. No variation of any of the terms of this Agreement (or of any other documents referred to herein) shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression variation shall include any variation, supplement, deletion or replacement however effected.


Governing law

12.1 This Agreement is governed by, and shall be construed in accordance with the laws of England.

12.2 Each of the parties hereby irrevocably submits, for the benefit of the other, to the non-exclusive jurisdiction of the courts of England.

In witness whereof this Agreement has been signed by and on behalf of the parties on the day and year first before written.




SIGNED by                     )
for and on the behalf of      )
HOECHST AG  )



SIGNED by                     )
for and on the behalf of                )
 ...................................               )







                           ANNEX C

       Transfer Agreement for Cox Pharma Belgium N.V.

                           May 1998





                         HOECHST AG



                   ALPHARMA (U.K.) LIMITED



                        ALPHARMA INC.









                          AGREEMENT
  for the sale and purchase of the issued share capital of
                 Cox Pharma Belgium S.A./N.















THIS AGREEMENT is made on  May 1998

Between

HOECHST AKTIENGESELLSCHAFT a company incorporated in and under the laws of Germany with legal domicile at D-65926 Frankfurt am Main and registered at the commercial Register of the local court Frankfurt am Main Abteilung B, under registered number 14500 (the Vendor); and

ALPHARMA (UK) LIMITED (registered no. 3557686) a company incorporated in and under the laws of England and Wales whose registered office is at Whiddon Valley, Barnstaple, Devon EX32 8NS, England (the Purchaser); and

ALPHARMA INC. a company incorporated in and under the laws of Delaware whose principal place of business is at One
Executive Drive, Fort Lee, New Jersey 07024, USA (Alpharma).

Whereas

(A) Cox Pharma Belgium S.A./N.V. (the Company) is a limited liability company ("societe anonyme"/"naamloze vennootschap") incorporated in Belgium, having its registered office at 155 rue Colonel Bourg/Kolonel Bourg straat, 1140 Evere, Belgium, registered with the Register of Commerce of Brussels under nr. 253.092, with an issued share capital of BEF twelve million/12.000.000, fully paid up, represented by Mr. J. Hus, Mr. O. Venema and Mr. D. Green, with registered shares numbered 1 to 19.800 with/without indication of nominale value (the Shares).

(B) The Vendor and Purchaser are to execute an agreement (the Main Agreement) pursuant to which the Vendor agrees to sell to the Purchaser the entire issued share capital of Cox Investments Limited. In addition to entering into the Main Agreement, the parties hereto have executed this Agreement,
together   with   three   other  transfer   agreements,   in
consideration of the Purchaser paying to the Vendor BP (the Consideration), being that part of the Purchase Price (as defined below) which is referable to the sale of the entire issued share capital of the Company.

(B) In this Agreement, the Vendor agrees to sell and the Purchaser agrees to purchase the entire issued share capital of the Company (the Shares) for the Consideration and upon the terms set out in this Agreement and, to the extent relevant, in the Main Agreement.

(C) This Agreement shall come into effect simultaneously with completion of the Main Agreement.

It is agreed as follows:

Definitions

In this Agreement, except so far as the context otherwise requires, the following terms shall have the following meanings:

Agreement means the Agreement for the sale and purchase of the issued share capital of Cox Pharma Belgium S.A./N.V., entered into between the Vendor and the Purchaser on 1998, substantially in the form of Annex C of the Annexes to the Main Agreement;

BEF means Belgian Francs;

Company means Cox Pharma Belgium N.V./S.A., details of which are set out in Schedule 1 hereto;

Main Agreement means the Agreement for the sale and purchase of the issued share capital of Cox Investments Limited, entered into between the Vendor an d the Purchaser on April 1998;

Limitations means, mutatis mutandis, the limitations on  the
Vendor's  liability  set  out  in  clause  7  of  the   Main
Agreement;

Parties means the Purchaser and the Vendor;

Purchase Price shall bear the meaning attributed thereto in clause 2..2 of the Main Agreement;

Security Interest means any security interest of any nature whatsoever including, without limitation, any mortgage, hypotheek/hypotheque, charge, pledge, lien, assignment by way of security, voorrecht/privilege, beslag/saisie or other incumbrance;

Shares means all the issued shares in the capital of the Company; and

Warranties means the representations and warranties  out  in
Schedule 2 of the Main Agreement, it being understood that, for the terms of this Agreement, references to English legal terms for any action, remedy, methdo of judicial proceedings, legal document, legal status, court, official or any other legal concept shall, in respect of Belgium, be deemed to include the legal concept which most nearly approximates in Belgium to the English legal term.


Conditions precedent

1.1 Completion of this Agreement shall be conditional upon the following conditions having been fulfilled :

(a) completion of the Main Agreement in accordance with the provisions of clause 3 thereof;

(b) both parties (i) being satisfied that the transaction contemplated by this Agreement does not give rise to a duty to notify under the provisions of the Law of 5 August 1991 on the protection of economic competition (the Law) or, (ii) the Vendor having received confirmation in writing from the Belgian Competition Council that the transaction contemplated by this Agreement is either admissible or deemed admissible pursuant to the provisions of the Law.

Quid in case notification is necessary ? Will Parties go through with the transaction ?

1.2 Prior to the completion of this Agreement, the Vendor shall be the sole legal owner of all the Shares.


Sale of the shares and consideration

2.1 The Vendor agrees to sell (or procure the sale of), and the Purchaser hereby agrees to purchase, the Shares as at and with effect from the date of this Agreement free from all Security Interests, options, charges, liens, encumbrances, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever, together with all rights which now are, or at any time hereafter may become, attached to them including, without limitation, the right to receive all dividends and other distributions declared, made or paid on or after the date of this Agreement.

2.2 The Consideration shall be satisfied by the Purchaser discharging its obligations pursuant to clause 3.3(a) of the Main Agreement.

Completion

3.1   The sale and purchase of the Shares shall be completed
simultaneously  with  completion  of  the  Main   Agreement,
whereupon the events set out in the following provisions of this clause 3 shall take place.

3.2 The Vendor shall deliver or cause to be delivered to the Purchaser:

(a)  the   share   register  and  all   the   issued   share
     certificates, if any, of the Company, to be duly amended by the Parties so as to evidence the legal ownership of the Shares by the Purchaser;

(b) the By-laws and all minute books and other statutory books of the Company;

(c) all such other documents (including any necessary waivers of pre-emption rights or other consents) as may be required to enable the Purchaser to be registered as the holder(s) of the Shares;

(e) all those documents evidencing the revocation of any existing mandates and powers of attorney given by the Company;

3.3 The Vendor and the Purchaser shall register or cause to be registered in the relevant Share Register of the Company the transfer of the Shares pursuant to this Agreement.

Warranties

4. Subject to the Limitations, the Vendor warrants to the Purchaser as at the date hereof in the terms of the warranties set out in Schedule 2 of this Agreement.


Entire agreement

5.    This  Agreement and, to the extent relevant, the  Main
Agreement set out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. It is agreed that:

(a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement.

(b) a party may claim in contract for breach of warranty under this Agreement but, subject to clause 5.(c), shall have no claim or remedy under this Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by any other party; and

(c)  this  clause  shall  not  exclude  any  liability   for
     fraudulent misrepresentation.

Counterparts

6. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.


Invalidity

7. If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.


Assignment

8.1 Neither of the parties shall, without the prior written consent of the other, be entitled to assign the benefit or burden of this Agreement in whole or in part save that the Vendor may assign its rights under this Agreement to any member of the Vendor's Group.

8.2 The Parties acknowledge and agree that if the Purchaser assigns the benefit of this Agreement in whole or in part to any other person, the liabilities of the Vendor under this Agreement to the Purchaser shall be not greater, and not less, than such liabilities would have been had the assignment not occurred.

Variation

9. No variation of any of the terms of this Agreement (or of any other documents referred to herein) shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression variation shall include any variation, supplement, deletion or replacement however effected.


Governing law

10.1 This Agreement is governed by, and shall be construed in accordance with, the laws of Belgium.

10.2 Each of the parties hereby irrevocably submits, for the benefit of the other, to the non-exclusive jurisdiction of the courts of Brussels.

10.3 The agreement contained in clause 10.2 is included for the benefit of the Vendor. Accordingly, notwithstanding the exclusive agreement in clause 10.2, the Vendor shall retain the right to bring proceedings in any other court which has jurisdiction by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968, as amended and extended from time to time.

In witness whereof this Agreement has been signed by and on behalf of the parties on the day and year first before written.




SIGNED by                     )


for and on the behalf of      )
HOECHST AG  )


SIGNED by                     )
for and on the behalf of                )







                         SCHEDULE 1

                   Details of the Company



1.   Name :              Cox Pharma Belgium S.A./N.V.

2.   Date of Incorporation :

3.   Place of Incorporation :

4.   Legal Form :        Societe Anonyme/Naamloze
Vennootschap

5.   Register of Commerce     Register of Commerce of
Brussels,
     and Register Number nr. 253.092

6.   Registered office :      155 rue Colonel Bourg/Kolonel
Bourg
                         straat, 1140 Evere, Belgium

7.   Directors :              Messrs. J. Hus, D. Green and
O. Venema

8.   Authorised Capital :

9.   Issued Capital :         BEF 12 million, fully paid up

10.  Shareholders :      - Hoechst AG, D-65926, Frankfurt am
Main,                           Germany
                         - Hoechst Marion Roussel Belgium
                           S.A./N.V., 155 rue Colonel Bourg,
1140
                           Evere, Belgium

11.  Accounting Reference
     Date

12.  Auditors :

13.  Tax Residence :

14.  Subsidiairies :          None

15.  Mortgages and Charges :



                         SCHEDULE 2

                       The Warranties

The Shares

1. All of the Shares are fully-paid, or properly credited as fully-paid, and the Vendor is the sole legal and beneficial owner of the Shares free from all Security Interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever. The Vendor has the legal right to dispose of the Shares.

Product Licences

2. The Appendix contains a list of all product licences held or beneficially owned by the Company or, in the case of applications for product licences, of which the Company is the applicant.





                          APPENDIX

                           Part A

         Product licences held or beneficially owned

- Licence nr. 1277 from the Ministry of Public Health and Environment according to the Royal Decree dated 6 July 1960, as amended from time to time, for the importation, exportation and the trading of pharmaceutical specialities issued on February 7, 1997.





                           Part B

              Applications for product licences







                           ANNEX D

          Transfer Agreement for NedCox Pharma B.V.

                           May 1998





                         HOECHST AG





                   ALPHARMA (U.K.) LIMITED













                        ALPHARMA INC.













                          AGREEMENT
              for the sale and purchase of the
                   issued share capital of
                     Nedcox Pharma B.V.





THIS AGREEMENT is made on  May 1998

Between

HOECHST AKTIENGESELLSCHAFT a company incorporated in and under the laws of Germany with legal domicile at D-65926 Frankfurt am Main and registered at the commercial Register of the local court Frankfurt am Main Abteilung B, under registered number 14500 (the Vendor); and

ALPHARMA (UK) LIMITED (registered no. 3557686) a company incorporated in and under the laws of England and Wales whose registered office is at Whiddon Valley, Barnstaple, Devon EX32 8NS, England (the Purchaser); and

ALPHARMA INC. a company incorporated in and under the laws of Delaware whose principal place of business is at One
Executive Drive, Fort Lee, New Jersey 07024, USA (Alpharma).

Whereas

(A) The Vendor and Purchaser are to execute an agreement (the Main Agreement) pursuant to which the Vendor agrees to sell to the Purchaser the entire issued share capital of Cox Investments Limited. In addition to entering into the Main Agreement, the parties hereto have executed this Agreement,
together   with   three   other  transfer   agreements,   in
consideration of the Purchaser paying to the Vendor BP (the Consideration), being that part of the Purchase Price (as defined below) which is referable to the sale of the entire issued share capital of Nedcox Pharma B.V., a private company with limited liability incorporated in and existing under the laws of The Netherlands with its statutory seat in Amsterdam, and its registered office at Keienbergweg 41, 1101EX Amsterdam Zuidoast (the Company).

(B) In this Agreement, the Vendor agrees to sell and the Purchaser agrees to purchase the entire issued share capital of the Company (the Shares) for the Consideration and upon the terms set out in this Agreement and, to the extent relevant, in the Main Agreement.

(C) This Agreement shall come into effect simultaneously with completion of the Main Agreement.

It is agreed as follows:

Definitions

In this Agreement, except so far as the context otherwise requires, the following terms shall have the following meanings:

Limitations means, mutatis mutandis, the limitations on  the
Vendor's  liability  set  out  in  clause  7  of  the   Main
Agreement;

Purchase Price shall bear the meaning attributed thereto in clause 2..2 of the Main Agreement; and

Vendor's Group means the Vendor, any subsidiary of the Vendor, any holding company of the Vendor and any subsidiary of such holding company from time to time where subsidiary and holding company shall be construed in accordance with sections 736 and 736A of the Companies Act 1985.


Condition precedent

1. Completion of this Agreement shall be conditional upon completion of the Main Agreement in accordance with the provisions of clause 3 thereof.


Sale of the shares and consideration

2.1 The Vendor agrees to sell (or procure the sale of), and the Purchaser hereby agrees to purchase, the Shares as at and with effect from the date of this Agreement free from all pledges (pandrechter) charges, liens, encumbrances, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever, together with all rights which now are, or at any time hereafter may become, attached to them including, without limitation, the right to receive all dividends and other distributions declared, made or paid on or after the date of this Agreement.

2.2 The Consideration shall be satisfied by the Purchaser discharging its obligations pursuant to clause 3.3(a) of the Main Agreement.

Completion

3.1   The sale and purchase of the Shares shall be completed
simultaneously  with  completion  of  the  Main   Agreement,
whereupon the events set out in the following provisions of this clause 3 shall take place.

3.2 The Vendor shall deliver or cause to be delivered to the Purchaser:

(a) a certified copy of a duly executed notarial deed of transfer of shares transferring into the name of the Purchaser or its nominee the Shares, to be executed before civil-law notary H.BH. Kraak of Stibbe Simont Monahan Duhot in Amsterdam or his legal substitute;

(b) a copy of the continuous text of the articles of association of the Company as presently in force;

(c) all those documents evidencing the revocation of any existing mandates and powers of attorney given by the Company [and evidencing the dismissal of any of the managing directors [specify which] of the Company];

3.3 The Vendor and the Purchaser shall procure that the Company shall register in the Shareholdres' Register of the Company the transfer of Shares pursuant to this Agreement.

Warranties

4. Subject to the Limitations, the Vendor warrants to the Purchaser as at the date hereof in the terms of the warranties set out in the Schedule.


Entire agreement

5.    This  Agreement and, to the extent relevant, the  Main
Agreement set out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. It is agreed that:

(a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement.

(b) a party may claim in contract for breach of warranty under this Agreement but, subject to clause 5.(c), shall have no claim or remedy under this Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by any other party; and

(c)  This  clause  shall  not  exclude  any  liability   for
     fraudulent misrepresentation.

Counterparts

6. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.


Invalidity

7. If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.


Assignment

8. Neither of the parties shall, without the prior written consent of the other, be entitled to assign the benefit or burden of this Agreement in whole or in part save that the Vendor may assign its rights under this Agreement to any member of the Vendor's Group.

Variation

9. No variation of any of the terms of this Agreement (or of any other documents referred to herein) shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression variation shall include any variation, supplement, deletion or replacement however effected.


Governing law

10.1 This Agreement is governed by, and shall be construed in accordance with, the laws of England. The notarial deed of transfer of shares, as referred to in clause 3.2(a) shall be governed by, and shall be construed in accordance with the laws of The Netherlands.

10.2 Each of the parties hereby irrevocably submits, for the benefit of the other, to the non-exclusive jurisdiction of the courts of England.

In witness whereof this Agreement has been signed by and on behalf of the parties on the day and year first before written.




SIGNED by                     )
for and on the behalf of      )
HOECHST AG  )


SIGNED by                     )
for and on the behalf of      )
                              )



                          SCHEDULE

                       The Warranties

The Shares

1. All of the Shares are fully-paid up, and the Vendor is the sole legal and beneficial owner of the Shares free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever. The Vendor has the legal right to dispose of the Shares.

Product Licences

2. The Appendix contains a list of all product licences held or beneficially owned by the Company or, in the case of applications for product licences, of which the Company is the applicant.





                          APPENDIX

                           Part A

         Product licences held or beneficially owned







                           Part B

              Applications for product licences